As filed with the Securities and Exchange Commission on May 16, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-2844166
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

135 East 57th Street

New York, New York 10022

(646) 521-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Russell S. Elmer

General Counsel

E*TRADE Financial Corporation

135 East 57th Street, 31st Floor

New York, New York 10022

(646) 521-4300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Daniel G. Kelly, Jr.

Sarah K. Solum

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.0% Senior Notes Due 2011	$229,245,000	91.25% (1)	$209,186,063 (1)	$8,222
7.375% Senior Notes Due 2013	$256,607,000	84.69% (1)	$217,320,468 (1)	$8,541
7.875% Senior Notes Due 2015 issued on November 22, 2015	$124,600,000	82.63% (2)	$102,956,980 (2)	$4,047
12.5% Springing Lien Notes Due 2017 issued on November 29, 2007	$1,521,415,000	100% (3)	$1,521,415,000	$59,792
12.5% Springing Lien Notes Due 2017 issued on January 18, 2008	$150,000,000	100% (3)	$150,000,000	$5,895
Common Stock, par value $0.01 per share	94,872,072	$3.97 (2)	$376,642,126 (4)	$14,803
Total	—	—	$2,577,520,637	$101,300

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon average of the high and low prices for the securities as reported to the National Association of Securities Dealers, Inc., through its TRACE system on May 13, 2008.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon average of the high and low prices for the securities as reported to the National Association of Securities Dealers, Inc., through its TRACE system on May 9, 2008.
(3)	As described in the prospectus contained in this registration statement, both tranches of notes were issued in a private placement at an issue price that is significantly less than their stated redemption price at maturity and are considered to have been issued with original issue discount for U.S. federal income tax purposes. However, because trading in the notes has been limited to date, the registrant has been unable to determine or estimate the market price of the notes and has calculated the registration fee based on their aggregate principal amount.
(4)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Global Select Market on May 14, 2008.

PROSPECTUS

E*TRADE FINANCIAL CORPORATION

Shares of Common Stock, 8.0% Senior Notes Due 2011, 7.375% Senior Notes Due

2013, 7.875% Senior Notes Due 2015 and 12.5% Springing Lien Notes Due 2017

This prospectus relates to:

•	94,872,072 shares of our common stock, par value $0.01 per share,

•	$229,245,000 principal amount of our 8.0% Senior Notes due 2011 (the “2011 Notes”),

•	$256,607,000 principal amount of our 7.375% Senior Notes due 2013 (the “2013 Notes”),

•	$124,600,000 principal amount of our 7.875% Senior Notes due 2015 (the “2015 Notes”) and

•

$1,671,415,000 principal amount (plus capitalized interest, if any) of our 12.5% Springing Lien Notes due 2017 (the “2017 Notes,” and together with the 2011 Notes, 2013 Notes and 2015 Notes, the “Notes”),

which may be sold from time to time by the selling securityholders named herein.

The 2017 Notes include $1,521,000,000 principal amount of 12.5% Springing Lien Notes Due 2017 issued on November 29, 2007 (the “Initial 2017 Notes”) and $150,000,000 principal amount of 12.5% Springing Lien Notes Due 2017 issued on January 18, 2008 (the “Additional 2017 Notes”). Although the Initial 2017 Notes and Additional 2017 Notes were issued in separate tranches and are not fungible, for purposes of this prospectus, except as expressly stated or where the context otherwise requires, the term the “2017 Notes” includes the Initial 2017 Notes and the Additional 2017 Notes. If in the future the Company elects to capitalize all or a portion of the interest payable on the 2017 Notes on interest payment dates occurring on or prior to May 31, 2010 as permitted by the Indenture governing the 2017 Notes, the terms the “Notes” and the “2017 Notes” will also include such additional principal amount.

The Notes are general senior obligations of E*TRADE Financial Corporation and, except as described in the prospectus are not and will not be secured by any property or assets and are not and will not be guaranteed by any of our subsidiaries through which we currently conduct substantially all of our operations. In the future, as described in more detail in this prospectus, we will be required to secure the 2017 Notes and certain of our subsidiaries will be required to guarantee the 2017 Notes. Such security and guarantees may not provide the holders of the 2017 Notes with any further protection. See “Description of the Notes” and “Risk Factors” for a more complete description of the terms of the Notes and the risks associated with any investment in the Notes.

The selling securityholders may offer and sell the common stock and Notes (together, the “securities”) offered hereby directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The securities may be sold in one or more transactions at fixed or negotiated prices or at prices based on prevailing market prices at the time of sale. If underwriters, brokers, dealers or agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

We will not receive any of the proceeds from the sale of the securities pursuant to this prospectus. We are, however, responsible for expenses incident to the registration under the Securities Act of 1933 of the offer and sale of the securities.

The Notes will not be listed on any securities exchange. Our common stock is listed on the NASDAQ Global Select Market under the symbol “ETFC.” The closing price of our common stock on May 14, 2008 was $4.13 per share.

Investing in these securities involves certain risks. See “ Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2008

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. The terms “E*TRADE,” “we,” “us,” “our” and the “Company” refer to E*TRADE Financial Corporation and, except where expressly indicated (including “Risk Factors—Risks Relating to Owning the Notes” and “Description of the Notes”) or the context otherwise requires, its subsidiaries.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus and in the documents we incorporate herein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this prospectus that are not statements of historical facts are hereby identified as forward-looking statements for these purposes. In particular, statements that we make under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2007 relating to our overall volume trends, and industry forces, margin trends, anticipated capital expenditures and our strategies are forward-looking statements. When used in this document, the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “plan”, “should” and similar expressions are intended to identify forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include those set forth in this prospectus under “Risk Factors” and those discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2007 and the following:

•

our potential inability to return to profitability, particularly in light of the significant losses we incurred and the substantial diminution in customer assets and accounts we experienced as a result of the losses in our institutional business segment in 2007;

•	potential increases in our provision for loan losses if the residential real estate and credit markets continue to deteriorate and potential concerns about our continued viability;

•	our potential inability to retain our current customer assets and accounts and to rebuild our franchise by reclaiming customers and growing assets;

•	our potential inability to service our substantial indebtedness and obtain additional financing, as well as the challenges we face due to our substantial leverage;

•	liabilities and costs associated with investigations and lawsuits, including those relating to our losses from mortgage loans and asset-backed securities;

•	our potential inability to compete effectively;

•	adverse changes in general economic conditions, including fluctuations in interest rates;

•	adverse changes in governmental regulations or enforcement practices; and

•	other factors described elsewhere in this prospectus or in our current and future filings with the Securities and Exchange Commission.

E*TRADE FINANCIAL CORPORATION

OVERVIEW

E*TRADE Financial Corporation is a global financial services company, offering a wide range of financial solutions to customers under the brand “E*TRADE Financial.” We strive to create a differentiated financial services franchise by providing innovative, easy, low-cost financial solutions and service to retail investors. Our financial solutions include a suite of trading, investing, banking and lending products.

Our corporate offices are located at 135 East 57th Street, New York, New York 10022. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We have approximately 3,800 employees. We operate directly and through numerous subsidiaries many of which are overseen by governmental and self-regulatory organizations. Our most significant subsidiaries are described below:

•	E*TRADE Bank is a Federally chartered savings bank that provides lending products to retail customers nationwide and deposit accounts insured by the Federal Deposit Insurance Corporation (“FDIC”);

•	E*TRADE Capital Markets, LLC is a registered broker-dealer, market-making firm and also acts as agent for our institutional customers;

•	E*TRADE Clearing LLC is the clearing firm for our brokerage subsidiaries. Its main purpose is to transfer securities from one party to another; and

•	E*TRADE Securities LLC is a registered broker-dealer and provider of brokerage services to both retail and institutional customers.

We offer, either alone or with our partners, branded retail websites in the United States, Canada, Denmark, Finland, France, Germany, Hong Kong, Iceland, Italy, the Netherlands, Norway, Singapore, Sweden, the United Arab Emirates and the United Kingdom. We provide a branded educational website in China, but do not offer retail services through that website.

We primarily provide services through our website at www.etrade.com. We also provide services through our network of customer service representatives, relationship managers and investment advisors. We provide these services over the phone or in person through our 27 E*TRADE Financial Branches.

We maintain a website at www.etrade.com where general information about us is available. The contents of our website are not part of this prospectus.

CITADEL INVESTMENT

The operating environment during 2007, particularly during the second half of the year, was extremely challenging as our exposure to the crisis in the residential real estate and credit markets adversely impacted our financial performance and led to a disruption in our customer base. As a result, we believe it was necessary to obtain a significant infusion of cash, which would in turn stabilize our balance sheet and our customer base.

On November 29, 2007, we entered into agreements to receive a $2.5 billion cash infusion from Wingate Capital Ltd., a Cayman Islands company and affiliate of Citadel Limited Partnership (“Citadel”) and affiliates of BlackRock, Inc. (“BlackRock”). In consideration for the cash infusion, we sold substantially all of our asset-backed securities portfolio to Citadel and we agreed to issue to Citadel and BlackRock an aggregate of approximately 84.7 million shares of our common stock and approximately $1.936 billion (plus capitalized interest, if any) of the 2017 Notes. We believe this transaction provided timely stability for our business and helped alleviate customer concerns.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (“SEC”). By using a shelf registration statement, the selling securityholders may sell, from time to time, the securities.

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	For the three months ended March 31, 2008	For the Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	(a)	(b)	1.60	1.78	1.98	1.54

The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes, equity in income of investments and fixed charges by (ii) fixed charges. Fixed charges include interest expense, amortization of debt issuance costs, the estimated interest component of rent expense (calculated as one-third of net rent expense) and the preference securities dividend requirement of consolidated subsidiaries.

(a)	Earnings for the three months ended March 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $151.5 million.
(b)	Earnings for the year ended December 31, 2007 were inadequate to cover fixed charges. The coverage deficiency was $2.2 billion.

RISK FACTORS

Any investment in the securities involves a high degree of risk. The risk factors below describe risks relating to owning the Notes. For risks relating to the nature and operation of our business, the regulation of our business and owning our common stock, see our annual report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008 and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) prior to the termination of the offering under this prospectus, each of which is incorporated by reference herein.

You should consider the risks described below and in the documents incorporated by reference carefully, as well as all of the information included or incorporated by reference in this prospectus or any prospectus supplement or amendment before deciding whether to purchase the securities offered in this prospectus.

The risks and uncertainties described below and in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of the Notes and our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note on Forward-Looking Statements.”

Risks Relating to Owning the Notes

For purposes of the discussion in the following “Risks Relating to Owning the Notes”, references to “we,” “us,” “our,” and the “Company” refer to E*TRADE Financial Corporation and not to its subsidiaries. You will find the definitions for certain terms used but not defined below in this prospectus under “Description of the Notes.”

Our broker dealer and bank subsidiaries, which generate substantially all of our revenues and net income (if any) and own substantially all of our assets, are not subject to many of the restrictive covenants in the Indentures governing the Notes.

Our broker dealer and bank subsidiaries, which we refer to as our regulated subsidiaries, including E*TRADE Bank, E*TRADE Mortgage Corporation, E*TRADE Consumer Finance Corporation, E*TRADE Securities LLC, E*TRADE Clearing LLC and E*TRADE Professional Trading, LLC, are generally not subject to many of the restrictive covenants in the Indentures that place limitations on the Company’s actions, and where they are subject to covenants there are numerous exceptions and limitations. The Indentures do not restrict our regulated subsidiaries from incurring secured or unsecured debt in certain circumstances, which would be structurally senior to the Notes. Our broker dealer and bank subsidiaries are also not subject to the same restrictions relating to the sale of assets or making investments. The incurrence of debt, the sale of assets or the making of investments, without certain Indenture restrictions, by our regulated subsidiaries may impair our ability to make payments on principal and interest on the Notes. As of March 31, 2008, our regulated subsidiaries represented substantially all of our total consolidated assets. In 2007, our regulated subsidiaries generated substantially all of our consolidated gross revenues, and certain of our regulated subsidiaries generated substantially all of the losses that caused us to have negative consolidated net revenues. In 2006 and 2005, our regulated subsidiaries generated substantially all of our consolidated net revenues.

Our regulated subsidiaries are subject to regulation by U.S. Federal and state regulatory agencies and securities exchanges and by various non-U.S. governmental agencies or regulatory bodies, securities exchanges and central banks, each of which has been charged with the protection of the financial markets and seek to protect the interests of our broker dealer and bank clients. Such regulations may not serve, and you should not rely on them, to protect your interests as a holder of the Notes. Depending on these circumstances, these regulations may prevent our broker dealer or bank subsidiaries from paying dividends or other distributions to us without which we cannot make payments of interest or principal on the Notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, the terms of existing or future debt instruments and the Indentures governing the Notes may restrict us from adopting some of these alternatives.

Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.

We depend almost entirely on the cash flow from our subsidiaries to meet our obligations. The Notes are currently not guaranteed by any of our subsidiaries, which means that your right to receive payment on the Notes will be structurally subordinate to the obligations of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Certain of our subsidiaries will be required to guarantee the 2017 Notes upon the occurrence of the Trigger Date. See “—Covenants—Future Subsidiary Guarantees” under the caption “Description of the Notes”. However, this requirement will not occur until the Trigger Date occurs, and, even then, the requirement to guarantee the 2017 Notes will apply only to our restricted subsidiaries and not to our regulated subsidiaries.

Our non-guarantor subsidiaries (which include all of our subsidiaries as of the date of this prospectus) have no obligation to pay any amounts due pursuant to the Notes or to provide us with funds for our payment obligations. Our cash flow and our ability to service our debt, including the Notes, may depend in part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries. As of December 31, 2007, our non-guarantor subsidiaries represented substantially all of our total consolidated assets. In 2007, our non-guarantor subsidiaries generated substantially all of our consolidated gross revenues, and certain of our non-guarantor subsidiaries generated substantially all of the losses that caused us to have negative consolidated net revenues. In 2006 and 2005, our non-guarantor subsidiaries generated substantially all of our consolidated net revenues. In addition, the ability of our non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions. Payments to us by our non-guarantor subsidiaries will also be contingent upon their earnings and their business considerations. Because we may depend in part on the cash flow of our non-guarantor subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the Notes.

Furthermore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against that subsidiary. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of those subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the Notes. As of March 31, 2008, our non-guarantor subsidiaries had liabilities of $47.1 billion, including deposits of $27.5 billion.

Any future guarantees of the Notes granted by our subsidiaries could be voided by courts as fraudulent conveyances or on other grounds pursuant to federal and state statutes. In such event, holders of the Notes could be required to return payments received from the subsidiary guarantors and any claim you make against the subsidiary guarantors for amounts payable on the Notes would be subordinated to all liabilities of the subsidiary guarantors, including trade payables.

In addition, any future subsidiary guarantees are subject to certain defenses that may limit your right to receive payment on the Notes. Although the future subsidiary guarantees will provide the holders of the Notes with a direct claim against the assets of the subsidiary guarantors, enforcement of such guarantees against any subsidiary guarantor would be subject to certain “suretyship” defenses available to guarantors generally. Enforcement could also be subject to other defenses available to the guarantors in certain circumstances. To the extent that future subsidiary guarantees are not enforceable, the Notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables.

The Notes are not currently secured and are subject to prior claims of our secured creditors. Any future collateral securing the Notes may not provide you with meaningful protection. If a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.

The Notes are not secured by any of our assets as of the date of this prospectus and will be effectively junior in right of payment to any secured indebtedness to the extent of the realizable value of such collateral. As of March 31, 2008, neither we nor our subsidiaries had any secured indebtedness outstanding. The Indentures permit us and our subsidiaries to incur additional secured debt under specified circumstances. Our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our unsubordinated creditors, including trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.

We will be required to secure the 2017 Notes upon the occurrence of the Trigger Date with certain of our property and assets. See “—Covenants—Springing Lien” under the caption “Description of the Notes”. However, this requirement will not occur until the Trigger Date occurs. The requirement to secure the 2017 Notes upon the occurrence of the Trigger Date could be voided by courts as a fraudulent conveyance or on other grounds pursuant to federal and state statutes. In addition, the collateral granted to the holders of the 2017 Notes will include only certain of our assets and properties and will be subject to certain first-priority liens. Future collateral securing the 2017 Notes will be subject to control by the holders of first-priority liens, which may include lenders under any then-existing senior secured credit facility. If there is a default, the value of the collateral may not be sufficient to repay amounts due to both the holders of first-priority liens and the 2017 Notes. If the proceeds from any realization of the collateral is not sufficient to repay both the first-priority creditors and the holders of the 2017 Notes, the first priority creditors will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the 2017 Notes. In addition, as a result of securing the 2017 Notes to the extent required by the Indenture governing the 2017 Notes upon the occurrence of the Trigger Date, the 2011 Notes, 2013 Notes and 2015 Notes will be effectively subordinated to the 2017 Notes to the extent of the collateral securing the 2017 Notes.

No appraisal has been made of the value of any collateral that may in the future secure the 2017 Notes. The value of any such collateral in the event of bankruptcy, liquidation, reorganization, dissolution or other winding up will depend on market and economic conditions, the availability of buyers and other factors. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and we cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts outstanding under the 2017 Notes. If such proceeds were not sufficient to repay amounts outstanding under the 2017 Notes, then holders of the 2017 Notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. We may incur additional secured indebtedness under the Indentures, including the incurrence of other forms of indebtedness secured equally and ratably with the 2017 Notes and borrowings under any then-existing senior secured credit facility. Any such incurrences could dilute the value of the collateral securing the 2017 Notes in the future.

The rights of any secured creditors, including the holders of the 2017 Notes, to foreclose upon and sell the collateral upon the occurrence of an event of default may be subject to limitations under applicable federal, state and foreign laws if we become subject to a bankruptcy or similar proceeding.

Upon the occurrence of Trigger Date, our 2011 Notes, 2013 Notes and 2015 Notes will be effectively subordinated to the 2017 Notes to the extent of the collateral securing the 2017 Notes.

Upon the occurrence of the Trigger Date, we will be required to secure the 2017 Notes with certain of our properties and assets. Any outstanding 2011 Notes, 2013 Notes and 2015 Notes will be effectively subordinated to the 2017 Notes to the extent of the collateral securing the 2017 Notes. See the risk factor above entitled “The Notes are not currently secured and are subject to prior claims of our secured creditors” and “Description of the Notes” for information regarding the occurrence of the Trigger Date and the Company’s obligation to secure the 2017 Notes.

Federal and state statutes allow courts, under specific circumstances, to void the Notes and subsidiary guarantees, if any.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Notes and subsidiary guarantees, if any (including any subsidiary guarantees of the 2017 Notes that occur as a result of the occurrence of Trigger Date), could be voided, or claims in respect of the Notes could be subordinated to all of our other debts if, among other things, we, at the time we incurred the indebtedness evidenced by the Notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital;

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

In addition, any payment by us pursuant to the Notes could be voided and required to be returned to us, or to a fund for the benefit of our creditors. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets;

•

if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

Any future grants of collateral to secure the Notes (including any grant of collateral to secure the 2017 Notes that occurs due to the occurrence of the Trigger Date) could be voided by courts as fraudulent conveyances or on other grounds pursuant to federal, state or foreign statutes. In such event, any claim you make against us would be unsecured.

Although we believe that we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature, there can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

We will be substantially restricted by the terms of the Notes, which could adversely affect us and increase your credit risk.

The Indentures governing the Notes contain various covenants and restrictions that limit our ability and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	create liens;

•	pay dividends or make other distributions;

•	repurchase or redeem capital stock;

•	make investments or other restricted payments;

•	enter into transactions with our stockholders or affiliates;

•	sell assets or shares of capital stock of our subsidiaries;

•	restrict dividend or other payments to us from our subsidiaries; and

•	merge, consolidate or transfer substantially all of our assets.

As a result of the covenants and restrictions contained in the Indentures, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants.

We cannot assure you that we will be able to remain in compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the appropriate parties and/or amend the covenants.

Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and we may be limited in our ability to use debt to fund future capital needs.

We have a substantial amount of indebtedness. As of March 31, 2008, our total consolidated liabilities were $50.5 billion, including deposits of $27.5 billion. Our substantial indebtedness could have important consequences for you by adversely affecting our financial condition and thus making it more difficult for us to satisfy our obligations with respect to the Notes. Our substantial indebtedness could:

•

require us to dedicate a substantial portion of our cash flow from operations to payments in respect of our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate expenditures;

•	increase our vulnerability to adverse general economic or industry conditions;

•	limit our flexibility in planning for, or reacting to, competition and/or changes in our business or our industry;

•	limit our ability to borrow additional funds;

•	restrict us from making strategic acquisitions, introducing new products or services, making capital expenditures or exploiting business opportunities;

•	make it more difficult for us to satisfy our obligations with respect to the Notes; and

•	place us at a competitive disadvantage relative to competitors that have less debt or greater financial resources.

We cannot guarantee that we will be able to generate enough cash flow from operations or that we will be able to obtain enough capital to service our debt, pay our obligations under the Notes or fund our planned capital expenditures. In addition, we may need to refinance some or all of our indebtedness on or before maturity. We cannot guarantee that we will be able to refinance our indebtedness on commercially reasonable terms or at all. We have the ability under our debt instruments, including the Indentures governing the Notes, to incur substantial additional indebtedness, and any additional indebtedness we incur could exacerbate the risks described above.

We may not have sufficient funds to repurchase the Notes or any of our other securities upon a change of control.

Upon the occurrence of a change of control, we must offer to purchase all 2017 Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date. We are not required to offer to purchase the 2011 Notes, 2013 Notes and 2015 Notes upon the occurrence of a change of control unless a rating decline of the applicable series of Notes occurs directly as a result of a change of control and such decline occurs within a specified period of time after public notice of a change of control or the intention to effect a change of control. See “Description of the Notes—Repurchase of Notes upon a Change of Control” for a more complete description.

There can be no assurance that we will have sufficient funds available at the time of any change of control to repurchase the Notes or any of our other securities that might be outstanding at the time that may contain a similar requirement to be repurchased upon certain change of control events. The covenant requiring us to repurchase the Notes will, unless consents are obtained, require us to repay all indebtedness outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

There is no public market for the Notes.

The Notes are not currently, and in the future will not be, listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell the Notes will be favorable.

Even if a trading market for the Notes does develop, you may not be able to sell your Notes at a particular time, if at all, or you may not be able to obtain the price you desire for your Notes. The liquidity of any market for the Notes will depend on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	our perceived business prospects;

•	our credit rating;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes; and

•	general economic conditions, including prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the Notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the Notes.

Certain restrictive covenants in the Indentures governing the Notes will no longer be in effect if the Company achieves an investment grade rating from Moody’s or S&P.

Most of the restrictive covenants in the Indentures governing the Notes will no longer be in effect if the Company achieves an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group. The terminated covenants will not be reinstated regardless of whether our credit rating is subsequently downgraded from investment grade status. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt, undergoing a change of control transaction or making certain dividends or distributions that would otherwise be prohibited under the Indentures. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that we will achieve an investment grade rating, nor can we assure you that an investment grade rating, if granted, will reflect all of the factors that would be important to holders of the Notes.

The interests of Citadel, which as of the date of this prospectus owns fifty percent or more of each series of outstanding Notes and a substantial majority of the 2017 Notes, and is our largest shareholder, may conflict with the interests of other holders of the Notes.

Citadel is our largest creditor and shareholder as of the date of this prospectus. See “—Risks Relating to Owning Our Stock—The interest of our largest shareholder may conflict with the interests of our other shareholders” in our annual report on Form 10-K for the year ended December 31, 2007. Citadel is an independent entity with its own investors and is entitled to act in its own economic interest with respect to its equity and debt investments in E*TRADE. Citadel has a right to waive compliance with the terms of the Indentures or to declare defaults and enforce remedies under the Indentures for so long as Citadel retains a majority of the Notes. In pursuing its economic interests, Citadel may make decisions which may be different from those you may make as a holder of the Notes. As a creditor and shareholder, Citadel could choose to pursue or support transactions that could enhance its equity investment, even though such transactions might involve risks to you as a holder of the Notes.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ETFC.” The following table sets forth, for the periods presented, the high and low closing sales prices per share of our common stock as reported on the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ending December 31, 2008
First Quarter	$5.17	$2.25
Second Quarter (through May 14, 2008)	$4.30	$3.33

	High	Low
Fiscal Year Ended December 31, 2007
First Quarter	$26.08	$21.11
Second Quarter	25.79	20.82
Third Quarter	23.63	9.92
Fourth Quarter	14.26	3.15

Until December 27, 2006, our common stock was traded on the New York Stock Exchange under the symbol “ET.” The following table sets forth, for the periods presented, the high and low closing sales prices per share of our common stock as reported on the New York Stock Exchange.

	High	Low
Fiscal Year Ended December 31, 2006
First Quarter	$27.12	$20.41
Second Quarter	27.76	18.81
Third Quarter	25.00	20.11
Fourth Quarter	25.50	20.85

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Although we do not currently have any plans to pay cash dividends on our common stock, we may do so in the future (subject to any applicable contractual or other restrictions, including the restrictions in the indentures governing the Notes).

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, our Bylaws and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement of which this prospectus forms a part and are exhibits to our 10-K for the year ended December 31, 2007. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, $0.01 par value per share. An amendment to the Certificate of Incorporation, which will be voted upon at the Annual Meeting of Shareholders scheduled to be held on May 16, 2008, will, if approved, increase the number of authorized shares of common stock to 1,200,000,000. As of March 31, 2008, we had outstanding 468,335,796 shares of common stock held by 1,908 stockholders of record and no shares of preferred stock.

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for the payment of dividends. If we liquidate, dissolve or wind-up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of our offering will be fully paid and non-assessable.

Stockholder Rights Plan

Our Board adopted a Stockholder Rights Plan in July 2001. In connection with the Stockholder Rights Plan, our Board declared and paid a dividend of one participating preferred share purchase right for each share of common stock outstanding on July 17, 2001. In addition, each share of common stock issued after July 17, 2001 was issued, or will be issued, with an accompanying participating preferred share purchase right. Each right entitles the holder, under certain circumstances, to purchase from us one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $0.01 per share, at an exercise price of $50.00 per one-thousandth of a share of Series B Participating Cumulative Preferred Stock.

The rights are evidenced by the certificates for, and are transferred with, our common stock and will not separate from the underlying common stock and will not be exercisable until the earlier of either (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing 10% or more of the outstanding shares of the Company’s common stock (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by our Board before any person has become an Acquiring Person) following the commencement of a tender offer or exchange offer which would result in any person or group of persons becoming an Acquiring Person. The rights will expire on the earlier of (a) July 9, 2011 or (b) redemption of exchange of the rights by the Company, as described below.

The Board may exchange the rights at a ratio of one share of common stock for each right at any time after a person or group of affiliated or associated persons has become an Acquiring Person but before such person or group of affiliated or associated persons acquires beneficial ownership of 50% or more of the outstanding shares of our common stock. The Board may also redeem the rights at a price of $.01 per right at any time before any person has become an Acquiring Person.

If, after the rights become exercisable, we agree to merge into another entity, another merges into us or we sell more than 50% of our assets, each right will entitle the holder to purchase, at a price equal to the exercise price of the right, a number of shares of common stock of such surviving or acquiring entity having a then-current value of two times the exercise price of the rights.

We amended the Stockholder Rights Plan on November 29, 2007 to provide, among other things, that the issuance of rights under the Stockholder Rights Plan will not be triggered as a result of the issuance of common stock to Citadel or its affiliates pursuant to the Investment Agreement by and between the Company and an affiliate of Citadel. The amendment was filed as Exhibit 4.3 to our Current Report on Form 8-K filed on December 4, 2007.

This description is not complete and is qualified, in its entirety, by reference to the Rights Agreement dated as of July 9, 2001, a copy of which was filed as Exhibit 99.2 to our Current Report on Form 8-K filed on July 9, 2001, and any amendments (including the amendment filed as Exhibit 4.3 to our Current Report on Form 8-K filed on December 4, 2007) or reports filed for the purpose of updating such description.

Preferred Stock

Our Board has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions applicable to the preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, sinking fund provisions, liquidation preferences, the rights, if any, which the holders of any series of preferred stock shall have to convert the shares of such series into or exchange the shares of such series for shares of our stock, and the terms and conditions, including price and rate of exchange of such conversion or exchange, and the number of shares constituting any series or the designation of the series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Our Board could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of us without any further stockholder action.

In connection with our Stockholder Rights Plan described above, our Board has designated and reserved for issuance a series of 500,000 shares of Series B Participating Cumulative Preferred Stock, par value $.01 per share. We may issue these shares of preferred stock under certain circumstances if, as described above, the rights distributed to our stockholders pursuant to the Stockholder Rights Plan become exercisable.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, Bylaws, Stockholder Rights Plan, and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management.

Our Certificate of Incorporation and Bylaws provide for a classified Board and permit the board to create new directorships and to elect new directors to serve for the full term of the class of directors in which the new directorship was created. The terms of the directors are staggered to provide for the election of approximately one-third of the board members each year, with each director serving a three-year term. The Board (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the board occurring for any reason, including a vacancy from an enlargement of the Board; however, a vacancy created by the removal of a director by the stockholders or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present. Any director so elected according to the preceding sentence shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred. A director or the entire Board may be removed by stockholders, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation provides that stockholders may take action only at an annual meeting or special meeting and may not take action by written consent. Special meetings of our stockholders may only be called by our Chairman of the Board, our President, a majority of the number of directors constituting the full board, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our Bylaws, stockholders who intend to present business or nominate persons for election to the board at annual meetings of stockholders must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our Bylaws.

Our Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested stockholder, as these terms are defined in our Certificate of Incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full board approve the transaction.

A business combination is defined for purposes of this provision of our Certificate of Incorporation as:

•

a merger or consolidation of us or any of our subsidiaries with an interested stockholder or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our Certificate of Incorporation as they are defined in the Securities Exchange Act of 1934, of an interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets;

•

the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder in exchange for cash, securities or other property that constitute 5% or more of our total assets;

•

the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested stockholder or an affiliate or associate of an interested stockholder; or

•

any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries which are directly or indirectly owned by an interested stockholder or an affiliate or associate of an interested stockholder.

An interested stockholder is defined for purposes of this provision of our Certificate of Incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities; or

•	is, or was at any time within the prior two-year period, the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities; or

•	is under circumstances described in more detail in our Certificate of Incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which:

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly;

•

that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding; or

•

are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

These provisions of our Certificate of Incorporation and Bylaws may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our Board. Such provisions could deprive our stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our Board. These provisions of our Certificate of Incorporation and Bylaws can be changed or amended only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock.

Stockholder Rights Plan

The Stockholder Rights Plan approved by our Board is designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our Board and that prevents our stockholders from realizing the full value of their shares of our common stock. The rights are not intended to prevent a takeover of us.

We may redeem the rights at a price of $0.01 per right at any time prior to the acquisition of 10% or more of our outstanding common stock by a single acquiror or group. Accordingly, the rights should not interfere with any merger or business combination approved by our Board.

However, the rights may have the effect of rendering more difficult or discouraging an acquisition of us that is deemed undesirable by our Board. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our Board, except pursuant to an offer conditioned upon the negotiation, purchase or redemption of the rights.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “ETFC.” Until December 27, 2006, our common stock was traded on the New York Stock Exchange under the symbol “ET.”

DESCRIPTION OF THE NOTES

The following is a description of the 2011 Notes, 2013 Notes, 2015 Notes and 2017 Notes. In this section, we sometimes refer to the 2011 Notes, 2013 Notes and 2015 Notes collectively as the “Senior Notes” in order to distinguish them from the 2017 Notes. For purposes of this “Description of the Notes”, except as expressly stated or where the context otherwise requires, the term the “Notes” includes the Senior Notes and the 2017 Notes.

Overview

The 2011 Notes

Pursuant to an indenture dated as of June 8, 2004, between E*TRADE Financial Corporation (the “Company”) and The Bank of New York, as trustee (the “Trustee”), the Company issued $400,000,000 aggregate principal amount of 8.0% Senior Notes Due 2011 on June 8, 2004 and $100,000,000 aggregate principal amount of 8.0% Senior Notes Due 2011 on September 19, 2005. Such indenture, as supplemented by the first supplemental indenture thereto dated September 19, 2005 and the second supplemental indenture thereto dated November 1, 2006, is referred to in this “Description of the Notes” as the “2011 Notes Indenture.”

The 2013 Notes

Pursuant to an indenture dated as of September 19, 2005, between the Company and the Trustee, the Company issued $350,000,000 aggregate principal amount of 7.375% Senior Notes Due 2013 on September 19, 2005 and $250,000,000 aggregate principal amount of 7.375% Senior Notes Due 2013 on November 10, 2005. Such indenture, as supplemented by the first supplemental indenture thereto dated November 10, 2005 and the second supplemental indenture thereto dated November 1, 2006, is referred to in this “Description of the Notes” as the “2013 Notes Indenture.”

The 2015 Notes

Pursuant to an indenture dated as of November 22, 2005, between the Company, and the Trustee, the Company issued $300,000,000 aggregate principal amount of 7.875% Senior Notes Due 2015 on November 22, 2005. Such indenture, as supplemented by the supplemental indenture thereto dated November 1, 2006, is referred to in this “Description of the Notes” as the “2015 Notes Indenture.”

The 2017 Notes

Pursuant to an indenture dated as of November 29, 2007, between the Company and the Trustee, the Company issued $1,786,000,000 aggregate principal amount of 12.5% Springing Lien Notes Due 2017 on November 29, 2007 (the “Initial 2017 Notes”) and $150,000,000 aggregate principal amount of 12.5% Springing Lien Notes Due 2017 on January 18, 2008 (the “Additional 2017 Notes”). Such indenture, as supplemented by the supplemental indenture thereto dated January 18, 2008, is referred to in this “Description of the Notes” as the “2017 Notes Indenture.” Although the Initial 2017 Notes and the Additional 2017 Notes were issued in two tranches and are not fungible, for purposes of this “Description of the Notes”, except as expressly stated or where the context otherwise requires, the term the “2017 Notes” includes the Initial 2017 Notes and the Additional 2017 Notes. If in the future the Company elects to capitalize all or a portion of the interest payable on the 2017 Notes on interest payment dates occurring on or prior to May 31, 2010 as permitted by the 2017 Notes Indenture, the term the “2017 Notes” will also include such additional principal amount.

The 2011 Notes Indenture, 2013 Notes Indenture, 2015 Notes Indenture and 2017 Notes Indenture are collectively referred to in this prospectus as the “Indentures” and each as an “Indenture.” In addition, we may refer to the 2011 Notes Indenture, 2013 Notes Indenture and the 2015 Notes Indenture as the “Senior Notes Indentures.” The terms of the Notes include those stated in their respective Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following is a summary of the material provisions of the Indentures but does not restate the Indentures in their entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “—Definitions.” We urge you to read the Indentures because they, and not this description, define your rights as holders of the Notes. Copies of the Indentures are available upon request from the Company. For purposes of this “Description of the Notes,” the terms “we,” “us,” “our” and the “Company” mean E*TRADE Financial Corporation and its successors under the Indentures, in each case excluding its subsidiaries.

Our broker dealer and bank regulated subsidiaries, which we refer to as our Regulated Subsidiaries, are generally not subject to many of the restrictive covenants in the Indentures which place limitations on the Company’s actions, and where they are subject to covenants, there are numerous exceptions and limitations. As of December 31, 2007, our Regulated Subsidiaries represented substantially all of our total consolidated assets. In 2007, our Regulated Subsidiaries generated substantially all of our consolidated gross revenues, and certain of our Regulated Subsidiaries generated substantially all of the losses that caused us to have negative consolidated net revenues. In 2006 and 2005, our Regulated Subsidiaries generated substantially all of our consolidated net revenues.

General

The 2011 Notes will mature on June 15, 2011 and are initially limited to $500,000,000 aggregate principal amount. The 2013 Notes will mature on September 15, 2013 and are initially limited to $600,000,000 aggregate principal amount. The 2015 Notes will mature on December 1, 2015 and are initially limited to $300,000,000 aggregate principal amount. The 2017 Notes will mature on November 30, 2017 and are initially limited to $1,936,000,000 (plus capitalized interest, if any) aggregate principal amount.

The Notes are general senior obligations of the Company. The Notes rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes are not currently secured by any property or assets or guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations. Accordingly, currently the Notes are effectively subordinated to any currently secured debt to the extent of the collateral securing such debt. The Notes are not currently guaranteed by any of our subsidiaries. Unless and until one or more of our subsidiaries guarantee the Notes, the Notes will be effectively subordinated to the liabilities of all of our subsidiaries.

In the future, upon the occurrence of the Trigger Date the Company will be required to secure the 2017 Notes and cause the Restricted Subsidiaries to guarantee the 2017 Notes as described below under “—Covenants—Springing Lien” and “—Covenants—Future Subsidiary Guarantees.” Even if the 2017 Notes become guaranteed by certain of our subsidiaries and secured by certain of our assets following the occurrence of the Trigger Date, such guarantees and security may not provide you with any further protection and you could lose some or all of your investment in the 2017 Notes. In addition, upon the occurrence of the Trigger Date, any outstanding Senior Notes will be effectively subordinated to the 2017 Notes to the extent of the collateral securing the 2017 Notes. For further information regarding risks related to owning the Notes, please see “Risk Factors.”

The Notes are represented in the form of global notes in fully registered book-entry form without interest coupons that are on deposit with the Trustee as custodian for The Depository Trust Company, also referred to as DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. See “—Book-Entry; Delivery and Form.”

Interest

Interest on the 2011 Notes accrues at a rate of 8.0% per annum and is payable semi-annually in cash on each June 15 and December 15, commencing December 15, 2004. We make interest payments to the persons who are registered holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date.

Interest on the 2013 Notes accrues at a rate of 7.375% per annum and is payable semi-annually in cash on each March 15 and September 15, commencing March 15, 2006. We make interest payments to the persons who are registered holders at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date.

Interest on the 2015 Notes accrues at a rate of 7.875% per annum and is payable semi-annually in cash on each June 1 and December 1, commencing June 1, 2006. We make interest payments to the persons who are registered holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date.

Interest on the 2017 Notes accrues at a rate of 12.5% per annum and is payable semi-annually in cash on each May 31 and November 30, commencing May 31, 2008; provided, however, that on any interest payment date occurring on or prior to May 31, 2010, the Company shall have the option to capitalize and to add to the principal amount of the 2017 Notes all or a portion of the interest payable on the 2017 Notes on such interest payment date and, provided further, that on any interest payment date occurring after May 31, 2010, all interest on the 2017 Notes shall be payable in cash. The interest so capitalized is referred to herein as “Capitalized Interest” and shall constitute principal amount of the 2017 Notes for all purposes of the 2017 Notes and the 2017 Notes Indenture. We will make interest payments to the persons who are registered holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date.

Interest on the Notes accrues from the most recent date on which interest on the Notes was paid or, if no interest has been paid, from and including the date on which the Notes were originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

General

The Company may redeem the 2011 Notes, in whole or in part, at any time and from time to time on or after June 15, 2008. The redemption price for the 2011 Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing June 15	Redemption Price
2008	104.000%
2009	102.000%
2010 and thereafter	100.000%

The Company may redeem the 2013 Notes, in whole or in part, at any time and from time to time on or after September 15, 2009. The redemption price for the 2013 Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing September 15	Redemption Price
2009	103.688%
2010	101.844%
2011 and thereafter	100.000%

The Company may redeem the 2015 Notes, in whole or in part, at any time and from time to time on or after December 1, 2010. The redemption price for the 2015 Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing December 1	Redemption Price
2010	103.938%
2011	102.625%
2012	101.313%
2013 and thereafter	100.000%

The Company may redeem the 2017 Notes, in whole or in part, at any time and from time to time on or after November 30, 2012. The redemption price for the Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing December 1	Redemption Price
2012	112.500%
2013	109.375%
2014	106.250%
2015	103.125%
2016 and thereafter	100.000%

The Company may also redeem the 2013 Notes, 2015 Notes and the 2017 Notes with the proceeds of public equity offerings, and the 2017 Notes in connection with a Change of Control.

Optional Redemption of the 2013 Notes, 2015 Notes and 2017 Notes in connection with Public Equity Offerings

At any time prior to September 15, 2008 in the case of the 2013 Notes, December 1, 2008 in the case of the 2015 Notes and at any time and from time to time after May 31, 2008 and prior to November 30, 2012 in the case of the 2017 Notes, the Company may redeem the 2013 Notes, 2015 Notes or 2017 Notes, respectively, with the Net Cash Proceeds received by the Company from one or more sales of its Capital Stock (other than Disqualified Stock) at a redemption price of 107.375%, 107.875% or 112.5%, respectively, of their principal amount, plus accrued and unpaid interest; provided that at least 65% of the aggregate principal amount of such Notes originally issued on the applicable Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

Optional Redemption of the 2017 Notes in connection with a Change of Control

At any time prior to the eighteen-month anniversary of the Final Closing (or after the eighteen-month anniversary of the Final Closing, so long as the Company enters into a Change of Control agreement prior to such eighteen-month anniversary of the Final Closing), the Company may redeem all, but not less than all, of the 2017 Notes in connection with a Change of Control at a redemption price equal to 112.5% of the principal amount of the 2017 Notes plus accrued and unpaid interest.

The Company will give not less than 10 days’ nor more than 90 days’ notice of any redemption. If less than all of the 2017 Notes are to be redeemed, selection of the 2017 Notes for redemption will be made by the Trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the 2017 Notes are listed, or,

•	if the 2017 Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no 2017 Note of $1,000 in principal amount or less shall be redeemed in part. If any 2017 Note is to be redeemed in part only, the notice of redemption relating to such 2017 Note will state the portion of the principal amount to be redeemed. A new 2017 Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2017 Note.

The 2011 Note Indenture, 2013 Note Indenture and 2015 Note Indenture do not contain a provision for optional redemption in connection with a Change of Control.

Ranking

The Notes are general senior obligations of the Company. The Notes rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Senior Notes are not, and the 2017 Notes are not initially, secured by any property or assets and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations. Accordingly, the Senior Notes are, and the 2017 Notes are at least initially, effectively subordinated to the liabilities of our subsidiaries and to any secured debt to the extent of the collateral securing such debt.

In the future, upon the occurrence of the Trigger Date the Company will be required to secure the 2017 Notes and cause the Restricted Subsidiaries to guarantee the 2017 Notes as described below under “—Covenants—Springing Lien” and “—Covenants—Future Subsidiary Guarantees.” Even if the 2017 Notes become guaranteed by certain of our subsidiaries and secured by certain of our assets following the occurrence of the Trigger Date, such guarantees and security may not provide you with any further protection and you could lose some or all of your investment in the 2017 Notes. In addition, upon the occurrence of the Trigger Date, any outstanding Senior Notes will be effectively subordinated to the 2017 Notes to the extent of the collateral securing the 2017 Notes. For further information regarding the risks related to owning the Notes, please see “Risk Factors.”

Absence of FDIC Insurance and Guarantees

The Notes are not savings accounts or deposits with E*TRADE Bank or any other Subsidiary of the Company nor are they insured by the FDIC or by the United States or any agency or fund of the United States. In addition, the Notes are not obligations of, or guaranteed by any of our Subsidiaries. Subject to the occurrence of the Trigger Date and the occurrence of the actions set forth under “—Covenants—Springing Lien” (which apply only to the 2017 Notes), the Notes are not secured by our assets or those of any of our Subsidiaries.

Sinking Fund

There will be no sinking fund payments for the Notes.

Governing Law

The Indentures, including the Note Guarantees, and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Covenants

Overview

In the Indentures, the Company has agreed to covenants that limit its and its Restricted Subsidiaries’ and, in certain limited cases, Regulated Subsidiaries’, ability, among other things, to:

•	incur additional debt and issue Preferred Stock;

•	pay dividends, acquire shares of Capital Stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Regulated Subsidiaries or Restricted Subsidiaries;

•	issue or sell Capital Stock of Regulated Subsidiaries or Restricted Subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and Affiliates;

•	create Liens; and

•	effect mergers.

Pursuant to the Indentures, the covenants under “—Limitation on Indebtedness and Issuances of Preferred Stock,” “—Limitation on Restricted Payments,” “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries,” “—Future Subsidiary Guarantees,” “—Limitation on Transactions with Shareholders and Affiliates,” “—Limitation on Liens,” “—Limitation on Sale-Leaseback Transactions,” and “—Limitation on Asset Sales,” apply to the Company and the Restricted Subsidiaries, but in certain cases do not apply to Regulated Subsidiaries to the same extent or at all.

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or a part of the Holder’s Notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Limitation on Indebtedness and Issuances of Preferred Stock

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than: (i) the 2011 Notes, any 2011 Notes Guarantees and other Indebtedness existing on the Closing Date under the 2011 Notes Indenture; (ii) the 2013 Notes, any 2013 Notes Guarantees, the 2011 Notes and other Indebtedness existing on the Closing Date under the 2013 Notes Indenture; (iii) the 2015 Notes, any 2015 Notes Guarantees, the 2013 Notes, the 2011 Notes and other Indebtedness existing on the Closing Date under the 2015 Notes Indenture; and (iv) the 2017 Notes, any 2017 Notes Guarantees and other Indebtedness existing on the Closing Date under the 2017 Notes Indenture) and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may Incur Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 2.50 to 1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

(2) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company (or any Subsidiary that is a Subsidiary Guarantor at the time such Indebtedness is Incurred) is the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(4) a) In the case of the 2011 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2011 Notes as described under “—Defeasance”;

b) In the case of the 2013 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2013 Notes or 2011 Notes as described under “—Defeasance”;

c) In the case of the 2015 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2015 Notes, 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2015 Notes, 2013 Notes or 2011 Notes as described under “—Defeasance”;

d) In the case of the 2017 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2017 Notes, 2015 Notes, 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2017 Notes, 2015 Notes, 2013 Notes or 2011 Notes as described under “—Defeasance”; and

(5) Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Future Subsidiary Guarantees” covenant.

(b) Notwithstanding any other provision of this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x), the U.S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was incurred.

(c) For each series of Notes, for purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (x) Indebtedness outstanding under any Credit Facility on the applicable Closing Date for such series of Notes shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(d) Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes or the applicable Note Guarantee to the same extent.

(e) The Company will not permit any Regulated Subsidiary (x) to Incur any Indebtedness the proceeds of which are not invested in the business of such Bank Regulated Subsidiary (or any Subsidiary of such Bank Regulated Subsidiary) or such Broker Dealer Regulated Subsidiary (or any Subsidiary of such Broker Dealer Regulated Subsidiary which is also a Regulated Subsidiary) and (y) to Incur any Indebtedness for the purpose, directly or indirectly, of dividending or distributing the proceeds of such Indebtedness to the Company or any Restricted Subsidiary; except that the Incurrence of Indebtedness by a Regulated Subsidiary that does not comply with (x) or (y) above shall be permitted provided that such Incurrence complies with paragraph (a) of this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant as if such paragraph applied to such Regulated Subsidiary.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly,

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (other than (w) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (x) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries or Regulated Subsidiaries held by minority stockholders, (y) dividends or distributions on non-voting Preferred Stock the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary which is also a Regulated Subsidiary), and (z) pro rata dividends on Preferred Stock of Subsidiaries that are real estate investment trusts, including Highland REIT, Inc., held by minority stockholders;

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company, any Restricted Subsidiary or any Regulated Subsidiary) or (B) a Restricted Subsidiary or Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee; or

(4) (a) with respect to the Company and any Restricted Subsidiary, make any Investment, other than a Permitted Investment, in any Person, and (b) with respect to any Regulated Subsidiary, make any Investment in an Unrestricted Subsidiary (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(C) the subsidiary subject to the Restricted Payment is both a Regulated Subsidiary and a Significant Subsidiary that is not in compliance with applicable regulatory capital or other material requirements of its regulators, such as the OTS or FDIC, or any applicable state, federal or self regulatory organization, or would fail to be in compliance with applicable regulatory requirements as a consequence of the payment; or

(D) the aggregate amount of all Restricted Payments made after the applicable Closing Date shall exceed the sum of:

(1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2004 and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, provided that such Adjusted Consolidated Net Income may only be recognized during those quarters for which the Company has filed reports with the SEC to the extent provided in “—SEC Reports and Reports to Holders” or has furnished comparable financial information to the Trustee; plus

(2) the aggregate Net Cash Proceeds received by the Company after the Closing Date (in the case of the 2011 Notes) or April 1, 2004 (in the case of the 2013, 2015 and 2017 Notes) as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or Preferred Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indentures of Indebtedness of the Company for cash subsequent to the Closing Date (in the case of the 2011 Notes) or April 1, 2004 (in the case of the 2013, 2015 and 2017 Notes) upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

(3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or Regulated Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person or Unrestricted Subsidiary; plus

(4) $100 million.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company, a Subsidiary Guarantor, a Restricted Subsidiary or a Regulated Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with the “Repurchase of Notes Upon a Change of Control” covenant), prior to the respective Stated Maturity of the Notes;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with the “—Repurchase of Notes Upon a Change of Control” covenant), prior to the respective Stated Maturity of the Notes;

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary and that, in the case of the Company, comply with the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

(6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly employees of the Company and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (8) shall not exceed $50 million;

(9) the repurchase of Common Stock of the Company, or the declaration or payment of dividends on Common Stock (other than Disqualified Stock) of the Company; provided that the aggregate amount of all such declarations, payments or repurchases pursuant to this clause (9) shall not exceed $100 million in any fiscal year; provided further that at the time of declaration of such dividend or at the time of such repurchase (x) no Default or Event of Default has occurred and is continuing, and (y) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant; or

(10) the repurchase, redemption or other acquisition of the Outstanding Convertible Notes,

provided that, except in the case of clause (1), no Default or Event of Default (excluding, in each case, clause (i) of “Events of Default”) shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (10) thereof, clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof, the repurchase of Capital Stock referred to in clause (7) thereof, the repurchase of Common Stock referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (D) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (D) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

(d) For purposes of determining compliance with this “—Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this “—Limitation on Restricted Payments” covenant, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary or Regulated Subsidiary (other than any Subsidiary Guarantor) to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or Regulated Subsidiary owned by the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(3) make loans or advances to the Company or any other Restricted Subsidiary or Regulated Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary or Regulated Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the applicable Closing Date for each series of Notes in any Credit Facility, the Indentures or any other agreements in effect on such Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law including rules and regulations of and agreements with any regulatory authority having jurisdiction over the Company, any Restricted Subsidiary, or any Regulated Subsidiary, including, but not limited to the OTS, the FDIC, the SEC or any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4) in the case of clause (4) of the first paragraph of this “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary not otherwise prohibited by the Indentures; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary in any manner material to the Company or any Restricted Subsidiary or Regulated Subsidiary taken as a whole; or

(5) with respect to a Restricted Subsidiary or Regulated Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or Regulated Subsidiary.

Nothing contained in this “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant shall prevent the Company, any Restricted Subsidiary or any Regulated Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) (i) with respect to the capital stock of a Restricted Subsidiary, to the Company or a Wholly Owned Restricted Subsidiary or, (ii) in the case of Regulated Subsidiary, to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “—Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4) (i) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock but excluding Disqualified Stock) of a Restricted Subsidiary or a Regulated Subsidiary by the Company, a

Restricted Subsidiary or a Regulated Subsidiary, provided that the Company or such Restricted Subsidiary or Regulated Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the “—Limitation on Asset Sales” covenant and (ii) issuances of Preferred Stock of a Restricted Subsidiary if such Restricted Subsidiary would be entitled to Incur such Indebtedness under the “—Limitations on Indebtedness and Issuances of Preferred Stock” covenant; or

(5) sales of Capital Stock, other than Common Stock, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary, the proceeds of which are invested in the business of such Regulated Subsidiary.

Future Subsidiary Guarantees

The Company will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary), unless (a) such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary or Regulated Subsidiary and (b) such Restricted Subsidiary or Regulated Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary or Regulated Subsidiary as a result of any payment by such Restricted Subsidiary or Regulated Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full. The obligations of any such future Subsidiary Guarantor will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws. In addition in the case of the 2017 Notes, on the Trigger Date, the Company shall cause each of its Restricted Subsidiaries to execute and deliver a Subsidiary Guarantee of payment of the 2017 Notes by each such Restricted Subsidiary, to the extent permitted by law.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Notes Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary or Regulated Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any:

(1) sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s and Regulated Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary or Regulated Subsidiary (which sale, exchange or transfer is not prohibited by the Indentures) or upon the designation of such Restricted Subsidiary or Regulated Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indentures; or

(2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary or Regulated Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company, a Restricted Subsidiary or a Regulated Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary or Regulated Subsidiary from a financial point of view;

(2) any transaction solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof;

(3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and customary indemnification arrangements entered into by the Company;

(4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(6) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, containing customary terms, taken as a whole;

(7) loans to an Affiliate who is an officer, director or employee of the Company, a Restricted Subsidiary or a Regulated Subsidiary by a Regulated Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;

(8) deposit, checking, banking and brokerage products and services typically offered to our customers on substantially the same terms and conditions as those offered to our customers, or in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board of Governors of under the Federal Reserve System; or

(9) any Permitted Investments or any Restricted Payments not prohibited by the “—Limitation on Restricted Payments” covenant.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “—Limitation on Transactions with Shareholders and Affiliates” covenant and not covered by clauses (2) through (6) of this paragraph, (a) the aggregate amount of which exceeds $15 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indentures to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1) (a) In the case of the 2011 Notes, 2013 Notes or 2015 Notes, Liens existing on the applicable Closing Date;

(b) In the case of the 2017 Notes, Liens existing on the Closing Date (other than the Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility);

(2) Liens granted after the applicable Closing Date for each series of Notes on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

(3) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary or Regulated Subsidiary;

(4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5) (a) For the 2011 Notes, Liens securing Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

(b) For the 2013 Notes, 2015 Notes and 2017 Notes, Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility in an aggregate amount not to exceed the greater of (x) $300 million or (y) an amount equal to the Secured Indebtedness Cap on the dates on which such Lien is to be incurred;

(6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the applicable Closing Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(8) Liens incurred by the Company or a Restricted Subsidiary for the benefit of a Regulated Subsidiary in the ordinary course of business including Liens incurred in the Broker Dealer Regulated Subsidiary’s securities business with respect to obligations that do not exceed $200 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); or

(9) Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired.

The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of three years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof; or

(4) the Company or such Restricted Subsidiary or Regulated Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the third paragraph of the “—Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to consummate any Regulated Sale unless (1) the consideration received by the Company or such Restricted Subsidiary or Regulated Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary or Regulated Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (excluding the first $300 million of Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from Asset Sales and Regulated Sales after the applicable Closing Date) from one or more Asset Sales or Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to:

(1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Worth,

(A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness or to redeem or repurchase Capital Stock, otherwise permitted by the Indentures, of any Restricted Subsidiary or Regulated Subsidiary, in each case owing to or owned by a Person other than the Company or any Affiliate of the Company; or

(B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “—Limitation on Asset Sales” covenant.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from one or more Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the

Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “—Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “—Limitation on Asset Sales” covenant totals at least $50 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by the Indentures.

If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Limitation on Lines of Business

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, engage in any business other than a Related Business.

Maintenance of Capitalization under the 2017 Notes Indenture

Under the 2017 Notes Indenture, the Company will not permit any Bank Regulated Subsidiary that constitutes a federally insured depositary institution to fail to be at least Well Capitalized for a period of more than 30 consecutive days in any fiscal quarter of the Company.

Repurchase of Notes upon a Change of Control

Under the 2017 Notes Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all 2017 Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.

Under the Senior Notes Indentures, the Company must commence, within 30 days of the later of (1) the occurrence of a Change of Control, and (2) a Rating Decline, and consummate an Offer to Purchase for all 2011, 2013 and 2015 Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date; provided that the Company shall not be required to make an Offer to Purchase unless a Rating Decline occurs.

There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time).

The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indentures applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

The Company will deliver to the Trustee within 30 days after the filing of the same with the Securities and Exchange Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Securities and Exchange Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act. The Company will also comply with the other provisions of the TIA, Section 314(a).

Springing Lien under the 2017 Notes Indenture

Promptly following the occurrence of the Trigger Date, the Company will take such actions as are reasonably necessary and as the Trustee may reasonably request (including delivery of security agreements, pledge agreements, financing statements and other security documents, authorization documents and opinions of counsel) to ensure and confirm that the obligations of the Company under the 2017 Notes and of each Subsidiary Guarantor that is a Restricted Subsidiary under any Subsidiary Guarantee (up to a maximum amount of Indebtedness under the 2017 Notes that would not result in or require any of the 2011 Notes, the 2013 Notes or the 2015 Notes becoming directly secured equally and ratably with the 2017 Notes pursuant to the provisions of the 2011 Notes Indenture, the 2013 Notes Indenture or the 2015 Notes Indenture, as the case may be) are secured by a first priority ((i) junior only to (x) the Liens existing on the Closing Date for the 2017 Notes and (y) Liens securing any Credit Facility in the amount not to exceed $300,000,000 and (ii) otherwise, subject only to Liens permitted by the covenants described under “—Limitation on Liens”) perfected Lien on (I) the ownership interest of the Company and each such Subsidiary Guarantor in the stock and other equity interests of each Domestic Subsidiary; (II) the ownership interest of the Company and each such Subsidiary Guarantor in the stock and other equity interests of each direct Foreign Subsidiary of the Company and of each Domestic Subsidiary; provided that neither the Company nor any Domestic Subsidiary shall be required to pledge more than 65% of the stock and other equity interest in any Foreign Subsidiary; and (III) all other present and future assets and properties (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights, intercompany notes and other investment property, and general intangibles) of the Company and each such Subsidiary Guarantor, except in each of (I), (II) and (III) such property and assets constituting Excluded Collateral.

In furtherance of the foregoing, the Company will, and will cause each Domestic Subsidiary to, execute and deliver to the Trustee (A) from time to time prior to the Trigger Date, such documents as are reasonably necessary and as the Trustee may reasonably request to ensure that the Liens described above on substantially all personal property (other than property described in clause (ii) of the preceding sentence) of the Company and its Domestic Subsidiaries will be created and perfected promptly after the Trigger Date; (B) not later than 30 days after the Trigger Date, a mortgage or deed of trust with respect to each parcel of real estate owned by the Company or any Domestic Subsidiary; (C) as soon as reasonably practicable after the Trigger Date, such documentation (including title insurance policies, flood plain certifications and other customary documents) as is reasonably necessary and as the Trustee may reasonably request in connection with the mortgages and deeds of trust described in clause (B) above and (D) as soon as reasonably practicable after the Trigger Date, all documents necessary to create and perfect the Liens described in clause (ii) of the preceding sentence. The Company agrees that after the Trigger Date it will use, and will cause each applicable Subsidiary to use, commercially reasonable efforts to promptly deliver all items required by clauses (C) and (D) of the preceding sentence.

For the avoidance of doubt, (a) the Company shall not, and shall not permit the Subsidiary Guarantors to, secure Indebtedness under the 2017 Notes and the Subsidiary Guarantees in excess of the amount that is permitted to be secured under the provisions of the 2013 Notes Indenture and the 2015 Notes Indenture without granting equal and ratable security to the holders of the 2015 Notes, the 2013 Notes and/or the 2011 Notes and (b) at any time the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period exceeds the amount of Indebtedness under the 2017 Notes heretofore secured in compliance with the provisions of this section, the Company shall secure the additional amount of Indebtedness under the 2017 Notes, such that the aggregate amount of Indebtedness under the 2017 Notes secured in compliance with the provisions of this section equals the amount of the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period.

Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith. The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Effectiveness of covenants

The covenants described under “—Limitation on Indebtedness and Issuances of Preferred Stock,” “—Limitation on Restricted Payments,” “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries,” “—Future Subsidiary Guarantees,” “—Limitation on Transactions with Shareholders and Affiliates,” “—Limitation on Sale-Leaseback Transactions,” “—Limitation on Asset Sales,” “—SEC reports,” “—Limitation on Lines of Business,” “—Maintenance of Capitalization,” and “—Springing Lien” (the “Terminated Covenants”) will no longer be in effect upon the Company attaining Investment Grade Status. The Terminated Covenants will not be reinstated regardless of whether the Company’s credit rating is subsequently downgraded from Investment Grade Status.

Collateral Documents and Security under the 2017 Notes Indenture

Upon securing the 2017 Notes in accordance with the “—Covenants—Springing Lien” covenant described above, the following provisions shall apply:

(1) The Company shall appoint a Collateral Agent which shall be entitled to the protections, immunities and indemnities as provided in a supplemental indenture attached to the 2017 Notes Indenture.

(2) In order to secure the due and punctual payment of the 2017 Notes, the Company and the Subsidiary Guarantors will enter into the Collateral Documents to create the Note Liens on the Collateral in accordance with the terms thereof.

Upon any realization upon the Collateral, the proceeds thereof shall be applied, subject to the terms of the Intercreditor Agreement, in accordance with the Collateral Documents and the 2017 Notes Indenture.

The Note Liens will be released automatically

(i)	as to all of the Collateral, upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, on the 2017 Notes;

(ii)	as to all of the Collateral, upon defeasance or discharge of the 2017 Notes in accordance with the provisions described in “—Defeasance” below;

(iii)	as to any property or assets constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any of its Subsidiaries in a transaction not prohibited by the 2017 Notes Indenture, at the time of such sale, transfer or disposition; or

(iv)	as to any property constituting Collateral that is owned by a Subsidiary Guarantor that has been released from its obligations under its Subsidiary Guarantee in accordance with “—Covenants—Future Subsidiary Guarantees,” concurrently with the release of such Guarantee.

The Company and each Subsidiary Guarantor may, without any release or consent by the Trustee or the Collateral Agent, perform a number of activities in the ordinary course in respect of the Collateral to the extent not restricted or prohibited by the Collateral Documents and the 2017 Notes Indenture, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Liens which has become worn out, defective or obsolete or not used or useful in the business, (ii) abandoning, terminating, canceling, releasing or making alternations in or substitutions of any leases or contracts subject to the Note Liens, (iii) surrendering or modifying any franchise, license or permit subject to the Note Liens which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the 2017 Notes Indenture; and (ix) abandoning any property which is not longer used or useful in the Company’s business. The release of any Collateral from the Note Liens pursuant to the terms of the 2017 Notes Indenture and the Collateral Documents shall not be deemed to impair the security under the 2017 Notes Indenture in contravention of the provisions thereof if and to the extent that the Collateral is released pursuant to the terms described in this paragraph.

In the event that the Company delivers an Officers’ Certificate certifying that (a) its obligations under the 2017 Notes Indenture have been defeased or discharged by complying with the provisions described in “—Defeasance” or (b) a Subsidiary Guarantor shall have been released from its obligations under its Subsidiary Guarantee the Note Liens on all property and assets (including any Capital Stock) constituting Collateral (in the case of clause (a)) or the property and assets (including any Capital Stock) constituting Collateral owned by such Subsidiary Guarantor (in the case of clause (b)) shall be released, and the Collateral Agent shall (i) at the Company’s expense, promptly execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Subsidiary Guarantor, as applicable, may reasonably request to evidence the termination of such Note Liens and (ii) not be deemed to hold such Note Liens for the benefit of the Trustee and the Holders of 2017 Notes.

Events of Default

The following events are defined as “Events of Default” in the Indentures:

(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c) default in the performance or breach of the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure by the Company to make or consummate an Offer to Purchase in accordance with the “—Limitation on Asset Sales” or “—Repurchase of Notes upon a Change of Control” covenant;

(d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in one or more of the Indentures or under a series of Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the applicable series of Notes;

(e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended;

(f) any final judgment or order (not covered by insurance), that is non-appealable, for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 45 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

(i) failure by any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary to meet the minimum capital requirements imposed by applicable regulatory authorities, and such condition continues for a period of 30 days after the Company or such Broker Dealer Regulated Subsidiary first becomes aware of such failure;

(j) failure by any Bank Regulated Subsidiary that is a Significant Subsidiary to be at least “adequately capitalized,” as defined in regulations of applicable regulatory authorities; provided that an Event of Default under this clause (j) shall not have occurred until (x) 45 days from the time that such Bank Regulated Subsidiary has notice or is deemed to have notice of such failure unless a capital restoration plan has been filed the with OTS within that time (y) the expiration of a 90-day period commencing on the earlier of the date of initial submission of a capital restoration plan to the OTS (unless such capital plan is approved by the OTS before the expiration of such 90-day period or, if the

OTS has notified us that it needs additional time to determine whether to approve such capital plan, in which case such 90-day period shall be extended until the OTS determines whether to approve such capital plan, such capital plan is approved by the OTS upon the expiration of such extended period);

(k) if the Company or any Subsidiary that holds Capital Stock of a Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall become ineligible to hold such Capital Stock by reason of a statutory disqualification or otherwise;

(l) the Commission shall revoke the registration of any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary as a broker-dealer under the Exchange Act or any such Broker Dealer Regulated Subsidiary shall fail to maintain such registration;

(m) the Examining Authority (as defined in Rule 15c3-1) for any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall suspend (and shall not reinstate within 10 days) or shall revoke such Broker Dealer Regulated Subsidiary’s status as a member organization thereof;

(n) the occurrence of any event of acceleration in a subordination agreement, as defined in Appendix D to Rule 15c3-1 of the Exchange Act, to which the Company or any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary is a party; or

(o) any Subsidiary Guarantor that is a Significant Subsidiary repudiates its obligations under its Note Guarantee or, except as permitted by the Indentures, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect;

In addition, the following events are defined as Events of Default under the 2017 Notes Indenture: (a) failure of the Company to comply with the “—Maintenance of Capitalization” covenant of the 2017 Notes Indenture; and (b) any Lien on property or assets with a Fair Market Value in excess of $5,000,000 purported to be created under any Collateral Document shall cease to be, or shall be asserted by the Company or any of its Subsidiaries not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the 2017 Notes Indenture or (ii) as a result of the failure by the Trustee or a collateral agent appointed by the trustee to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under one of more of the Indentures, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes under each Indenture, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the applicable series of Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes of a series by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences with respect to such series of Notes if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the applicable series of Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of such series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes of such series. A Holder may not pursue any remedy with respect to the Indentures or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes under the applicable Indenture make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes under the applicable Indenture do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Officers of the Company must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and Regulated Subsidiaries and the Company’s and its Restricted Subsidiaries’ and its Regulated Subsidiaries’ performance under the Indentures and that, to their knowledge, the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indentures.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Indentures and the Notes; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the Indentures and the Notes;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4) immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(5) it delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(6) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this “—Consolidation, Merger and Sale of Assets” section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and the Indentures;

provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge

Each Indenture provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes issued thereunder on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes issued thereunder (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes issued pursuant to such Indenture on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes issued thereunder;

(B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that the Holders of the applicable series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “—Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the applicable Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default

The Indentures further provide that the provisions of the Indentures will no longer be in effect with respect to clauses (3) and (4) under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Covenants,” clause (c) under “—Events of Default” with respect to such clauses (3) and (4) under “—Consolidation, Merger and Sale of Assets,” clause (d) under “—Events of Default” with respect to such other covenants and clauses (e) and (f) under “—Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indentures and the applicable series of Notes, the satisfaction of the provisions described in clauses (B)(2) and (C) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

If the Company exercises its option to omit compliance with certain covenants and provisions of an Indenture with respect to a series of Notes as described in the immediately preceding paragraph and the Notes of such series are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such series of Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such series of Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments, and any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when:

(1) either:

(a) all Notes issued thereunder that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced, Notes that are paid and Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company has paid all sums payable under the Indentures; or

(b) all Notes issued thereunder mature within one year or are to be called for redemption within one year and the Company has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on such series of Notes to the date of maturity or redemption and all other sums payable under the Indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such Indenture or any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; and

(3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

Each Indenture may be amended or supplemented, without the consent of any Holder, to:

(a) cure any ambiguity, defect or inconsistency in the Indentures, provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, adversely affect the interest of the holders in any material respect;

(b) comply with the provisions described under “—Consolidation, Merger and Sale of Assets” or “—Guarantees by Restricted Subsidiaries”;

(c) comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indentures under the TIA;

(d) evidence and provide for the acceptance of appointment by a successor Trustee;

(e) make any change that, in the good faith opinion of the Board of Directors as evidenced by a board resolution, does not materially and adversely affect the rights of any Holder;

(f) to provide for uncertificated Notes in addition to or in place of certificated Notes issued thereunder;

(g) add Guarantees with respect to the Notes issued thereunder in accordance with the applicable provisions of the Indentures; or

(h) secure the Notes;

In addition, each Senior Notes Indenture may be amended or supplemented without the consent of any Holder to: (a) provide for the issuance of Additional Notes of the series of Notes issued thereunder in accordance with the respective Indentures; or (b) conform any provisions contained in the Indentures to the “Description of the Notes” sections contained in certain offering documents as described in the Indentures.

Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes issued thereunder; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note issued thereunder;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note issued thereunder;

(3) change the optional redemption dates or optional redemption prices of the Notes issued thereunder from that stated under “—Optional Redemption”;

(4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note issued thereunder;

(5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note issued thereunder;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes issued thereunder or modify any provision of such Indenture relating to modification or amendment thereof;

(7) reduce the above-stated percentage of outstanding Notes of such series, the consent of whose holders is necessary to modify or amend the applicable indenture;

(8) release any Subsidiary Guarantor from its Notes Guarantee, except as provided in such Indenture;

(9) reduce the percentage or aggregate principal amount of outstanding Notes issued thereunder the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

In addition, under the 2017 Notes Indenture, the amount of 2017 Notes issued pursuant to the 2017 Notes Indenture cannot be increased above $1,936,000,000 (plus any capitalized interest) without the consent of each Holder of the 2017 Notes.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Note Guarantee or the Indentures or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

The Trustee

Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indentures. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indentures as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indentures and the provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The Notes are represented in the form of global notes in fully registered book-entry form without interest coupons that are on deposit with the Trustee as custodian for The Depository Trust Company, also referred to as DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” In addition, transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

DTC has also advised the Company that, pursuant to procedures established by it,

(1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the beneficiaries with portions of the principal amount of the global notes; and

(2) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indentures. Under the terms of the indenture, the Company and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the placement agents, the Trustee nor any agent of the Company, the placement agents or the Trustee has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership or (2) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

The Company understands that DTC’s current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. None of the Company nor the Trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the notes, and the Company and the

Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the accountholders in DTC on the one hand and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a global note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream accountholder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The Company understands that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants in whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such participant or participants has or have given such direction. However, if any of the events described under “—Exchange of Book-Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the global notes for notes in certificated form and to distribute such notes to its participants.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among accountholders in DTC and accountholders of Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the initial purchasers or the Trustee nor any agent of the Company, the initial purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered certificated form if:

(1) DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the global note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.

In all the above cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Definitions

Set forth below are defined terms used in the covenants and other provisions of the Indentures. Reference is made to the Indentures for other capitalized terms used in this “Description of the Notes” for which no definition is provided. Please note that there are differences in the definitions among the various series of Notes. Although some of these differences have been described below, we urge you to read the Indentures because they (and not this description) define your rights as holders of the Notes.

“2011 Notes” means 8.0% Senior Notes due 2011 issued by the Company pursuant to the 2011 Notes Indenture, together with any exchange notes issued therefor.

“2011 Notes Indenture” means the indenture dated as of June 8, 2004, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated September 19, 2005 and November 1, 2006.

“2013 Notes” means 7.375% Senior Notes due 2013 issued by the Company pursuant to the 2013 Notes Indenture, together with any exchange notes issued therefor.

“2013 Notes Indenture” means the indenture dated as of September 19, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated November 10, 2005 and November 1, 2006.

“2015 Notes” means 7.875% Senior Notes due 2015 issued by the Company pursuant to the 2015 Notes Indenture, together with any exchange notes issued therefor.

“2015 Notes Indenture” means the indenture dated as of November 22, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indenture dated November 1, 2006.

“2017 Notes” means 12.5% Springing Notes due 2017 (plus any Capitalized Interest) issued by the Company pursuant to the 2017 Notes Indenture.

“2017 Notes Indenture” means the indenture dated as of November 22, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated December 27, 2007 and January 18, 2008.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and Regulated Subsidiaries for such period determined in conformity with GAAP;

provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Regulated Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiaries applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;

(5) any gains or losses (on an after-tax basis) attributable to Asset Sales or Regulated Sales;

(6) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries and Regulated Subsidiaries;

(7) all extraordinary gains and, solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, extraordinary losses;

(8) the cumulative effect of changes in accounting principles; and

(9) the net after-tax effect of impairment charges related to goodwill and other intangible assets.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event will Citadel be deemed to be an Affiliate of the Company under the 2017 Notes Indenture.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or a Regulated Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the Indentures applicable to mergers, consolidations and sales of assets of the Company; provided that “Asset Sale” shall not include:

(a) sales or other dispositions of Investment Securities, inventory, receivables and other current assets;

(b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(c) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $2.5 million in any transaction or series of related transactions;

(d) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(e) an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary or Regulated Subsidiary, in each case to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary; or

(f) Permitted Liens, or foreclosure on assets as a result of Liens permitted under the “—Limitation on Liens” covenant.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Regulated Subsidiary” means (i) ETB Holdings, Inc. (provided that such entity is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such entity mean, or include, the Company), (ii) any direct or indirect insured depository institution subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OTS and the FDIC or (iii) any Subsidiary of a Bank Regulated Subsidiary all of the Common Stock of which is owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors of the Federal Reserve System.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors, or any other group performing comparable functions.

“Broker Dealer Regulated Subsidiary” means any direct or indirect subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the applicable Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Interest” has the meaning set forth under “—Interest” under the 2017 Notes Indenture.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of either (a) the total voting power of the Voting Stock of the Company on a fully diluted basis or (b) the economic value of the equity of the Company; or

(2) individuals who on the applicable Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on such Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

Under the 2017 Notes Indenture, “Change of Control” also includes:

(3) the adoption of a plan of liquidation of the Company; or

(4) a voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis in one transaction or a series of related transactions; or

(5) the consummation of any merger or business combination if, after such transaction, holders of the Company’s Voting Stock before the transaction do not hold a majority of the voting power of the Company’s Voting Stock immediately after the transaction.

“Change of Control Agreement” means a definitive agreement the consummation of which will result in a Change of Control.

“Citadel” means Citadel Limited Partnership and/or any of its Affiliates.

“Closing Date” for any series of Notes means the date on which such Notes were originally issued under their respective Indentures. For the 2011 Notes, the Closing Date is June 8, 2004, for the 2013 Notes, the Closing Date is

September 19, 2005, for the 2015 Notes, the Closing Date is November 22, 2005, and for the 2017 Notes, the Closing Date is November 29, 2007.

“Collateral” means all property (whether tangible or intangible, real or personal), assets and Capital Stock of the Company and its Subsidiaries in which a security interest is granted as provided in “—Covenants—Springing Lien”, excluding, however, the Excluded Collateral.

“Collateral Agent” means the Person appointed as such in accordance with the terms of “—Collateral Documents and Security.”

“Collateral Documents” means each and every agreement, document and instrument executed by the Company or any of its Subsidiaries for purposes of giving effect to the provisions described in “—Covenants—Springing Lien”, including the Intercreditor Agreement.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the applicable Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) income taxes;

(3) depreciation expense;

(4) amortization expense; and

(5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company, its Restricted Subsidiaries and its Regulated Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a Wholly Owned Restricted Subsidiary, or Wholly Owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries or any of its Wholly Owned Regulated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the

Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges”:

(3) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(4) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(5) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Qualified Capital Stock and (y) dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness”, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company, any of its Restricted Subsidiaries, or any of its Regulated Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries during such period; excluding, however:

(1) any amount of such interest of any Restricted Subsidiary or Regulated Subsidiary if the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof) and

(2) (a) For the 2011 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

(b) For the 2013 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2013 Notes and the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

(c) For the 2015 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2015 Notes, the 2013 Notes and the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

(d) For the 2017 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Credit Facility” means a credit facility of, or Guaranteed by, the Company and used by the Company, its Restricted Subsidiaries or its Regulated Subsidiaries for working capital and other general corporate purposes together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 123 days following the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control” covenants.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company with total assets as determined under GAAP of at least $100,000, as set forth on the most recently available quarterly or annual consolidated balance sheet of such Restricted Subsidiary other than a Restricted Subsidiary that is (1) a Foreign Subsidiary or (2) a Subsidiary of any such Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Collateral” means those assets of the Company and its Subsidiaries as to which (a) (i) Citadel, if Citadel holds a majority in principal amount of outstanding 2017 Notes or (ii) the Company’s Board of Directors if Citadel does not hold a majority in principal amount of outstanding 2017 Notes, as applicable, shall have determined in good faith that the costs of obtaining a security interest are unreasonably excessive in relation to the benefits to the Holders of the security afforded thereby (which determination shall be delivered to the Trustee or a collateral agent appointed by the trustee to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents) or (b) the grant of security interest (x) is prohibited by or requires approval under the applicable law, regulation or rule including those of self-regulatory organizations, or (y) is prohibited by a contractual arrangement existing on the Closing Date for the 2017 Notes or any contractual arrangement entered into after the Closing Date for the 2017 Notes and approved by the Holders of a majority in principal amount of outstanding 2017 Notes.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a Board Resolution, shall be conclusively determined.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Closing” is defined in the Investment Agreement.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the applicable Closing Date for each series of Notes, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indentures shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) (a) for the 2011 Notes, the amortization of any expenses incurred in connection with the offering of the 2011 Notes; (b) for the 2013 Notes, the amortization of any expenses incurred in connection with the offering of the 2011 Notes and 2013 Notes; (c) for the 2015 Notes, the amortization of any expenses incurred in connection with the offering of the 2011 Notes, 2013 Notes and 2015 Notes; or (d) for the 2017 Notes, the amortization of any expenses incurred in connection with the offering of the Notes; and (2) except as otherwise provided, the amortization or writedown of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and Statement of Financial Accounting Standards No. 142.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a Bank Regulated Subsidiary in the ordinary course of its business or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or calls, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) Acquired Indebtedness;

(9) to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10) all obligations to redeem or repurchase Preferred Stock issued by such Person, other than PIK Preferred Stock,

provided that Indebtedness shall not include:

(a) obligations arising from products and services offered by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit;

(b) indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary;

(c) indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(d) Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed at any one time outstanding 5% of Consolidated Net Worth;

(e) indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(f) indebtedness Incurred by Professional Path, Inc. in the ordinary course of its proprietary trading activities in an amount not to exceed at any one time outstanding of $5 million;

(g) advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

(h) Indebtedness Incurred by a Regulated Subsidiary and Guaranteed by the Company (i)(A) the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (B) where the provision of such Guarantee by the Company is required by the applicable regulatory authority or (ii) where the provision of such Guarantee by the Company is required by a bank, clearing house or other market participant in connection with the ordinary course of a Broker Dealer Regulated Subsidiary’s business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest and

(C) that Indebtedness shall not include:

(1) any liability for federal, state, local or other taxes,

(2) performance, surety or appeal bonds provided in the ordinary course of business or

(3) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Indentures” means the 2017 Notes Indenture, the 2015 Notes Indenture, the 2013 Notes Indenture and the 2011 Notes Indenture.

“Insurance Regulated Subsidiary” means any Subsidiary which conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Intercreditor Agreement” means an intercreditor agreement among the Company, the Collateral Agent and the representative under the Credit Facility, in form and substance reasonably satisfactory to Citadel, if Citadel holds a majority in principal amount of outstanding 2017 Notes and, otherwise, in all instances in the form agreed upon by the Company and the representative under the Credit Facility, which Intercreditor Agreement, among other things may contain (a) provisions permitting the holders of the first priority liens, without the consent of the Holders of the 2017 Notes, to change, waive, modify or vary the Collateral Documents or release Collateral and (b) waivers of certain rights of the Holders of the 2017 Notes in bankruptcy or insolvency procedures.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or as a Regulated Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of the “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “—Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the Fair Market Value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (A) or (B) of the “—Limitation on Asset Sales” covenant.

“Investment Agreement” means the Master Investment and Securities Purchase Agreement, dated as of the date of the 2017 Notes Indenture, between the Company and Citadel.

“Investment Grade Status” shall occur when the Notes receive a rating of “BBB-” or higher from S&P or a rating of “Baa3” or higher from Moody’s.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary or any Regulated Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale or Regulated Sale, the proceeds of such Asset Sale or Regulated Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1) brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale or Regulated Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale or Regulated Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, together with any actual distributions to shareholders of the type contemplated under clause (b)(9) under the covenant entitled “—Limitation on Restricted Payments” with respect to the taxable income relating to such Asset Sale or Regulated Sale;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale or Regulated Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4) appropriate amounts to be provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary as a reserve against any liabilities associated with such Asset Sale or Regulated Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Regulated Sale, all as determined in conformity with GAAP; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of the Company under the Indentures and the Notes by any Subsidiary Guarantor.

“Note Lien” means all Liens that secure the obligations under the 2017 Notes and the Subsidiary Guarantees.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or multiples of $1,000.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or multiples of $1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase Notes pursuant to an Offer to Purchase.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of the Indentures.

“Outstanding Convertible Notes” means 6.00% convertible subordinated notes due February 2007, issued by the Company pursuant to the indenture dated February 1, 2000, outstanding on the applicable Closing Date for each series of Notes, and, for the 2011 Notes and 2013 Notes, “Outstanding Convertible Notes” also includes the 6.75% convertible subordinated notes due May 2008, issued by the Company pursuant to an indenture dated May 29, 2001, outstanding on the Closing Date for such Notes.

“OTS” means the Office of Thrift Supervision.

“Permitted Investment” means:

(1) an Investment in the Company or a Restricted Subsidiary or a Regulated Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or Regulated Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary or Regulated Subsidiary; provided that such person’s primary business is a Related Business on the date of such Investment;

(2) Temporary Cash Investments and Investment Securities;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in satisfaction of judgments;

(5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6) Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates; and

(7) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the “—Limitation on Asset Sales” covenant.

“Permitted Liens” means:

(1) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of set-off) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(8) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(11) Liens in favor of the Company or any Restricted Subsidiary;

(12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the applicable Closing Date;

(17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

(18) (a) For the Senior Notes, Liens on or sales of receivables or mortgages.

(b) For the 2017 Notes, Liens on or sales of receivables or mortgages in the ordinary course of business of the Company or its Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Preferred Stock” means Preferred Stock the terms of which do not permit the declaration or payment of any dividend or other distribution thereon or with respect thereto, or the redemption or conversion thereof, in each such case prior to the payment in full of the Company’s obligations under the Notes.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means indebtedness (1) incurred to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of real or personal property acquired after the applicable Closing Date, provided that (a) the amount of such indebtedness does not exceed 100% of such cost, and (b) such indebtedness is incurred prior to, at the time of, or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Purchase Money Indebtedness and any refinancings or refundings thereof. The term “Indebtedness” for purposes of clause (a)(3) under “—Covenants—Limitation on Indebtedness and Issuances of Preferred Stock” and clauses (4) and (6) of “—Covenants—Limitation on Liens” shall be deemed to include “Purchase Money Indebtedness.”

“Rating Agency” means any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

“Rating Decline” means for a particular series of Notes, (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Moody’s and S&P or (ii) a withdrawal of the rating of the Notes by Moody’s and S&P, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the Notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Regulated Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Common Stock of any Regulated Subsidiary that constitutes a Significant Subsidiary, or

(2) all or substantially all of the property and assets of an operating unit or business of any Regulated Subsidiary that constitutes a Significant Subsidiary,

in each case, that is not governed by the provisions of the Indentures applicable to mergers, consolidations and sales of assets of the Company; provided that “Regulated Sale” shall not include an issuance, sale, transfer or other disposition of Capital Stock by a Regulated Subsidiary to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.

“Related Business” means any financial services business which is the same as or ancillary or complementary to any business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries that is being conducted on the applicable Closing Date, including, but not limited to, activities under Section 4(k) of the Bank Holding Company Act, as amended, or Section 10 of the Home Owners’ Loan Act, as amended, broker-dealer services, insurance, investment advisory services, specialist and other market making activities, trust services, underwriting and the creation of and offers and sales of interests in mutual funds.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries and its Regulated Subsidiaries existing on such date.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary, or a Regulated Subsidiary.

“Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred, provided that for purposes of this definition, “property” shall not include Investment Securities.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Secured Indebtedness Cap” means, on any date, an amount equal to 1.0 times the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period for which financial statements are available immediately preceding such date. For purposes of making the computation referred to above, Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for acquired indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of such calculation, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Domestic Subsidiary which provides a Note Guarantee of the Company’s obligations under the Indentures and the Notes pursuant to the “—Covenants—Future Subsidiary Guarantees.”

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2) demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trigger Date” means the earlier of (a) the first date on which the Company is allowed to grant Liens to secure Indebtedness in excess of $300,000,000 under the 2011 Notes without granting equal and ratable security to the holders of the 2015 Notes, 2013 Notes and/or 2011 Notes and (b) the date of the redemption of the 2011 Notes.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary or Regulated Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indentures. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Well Capitalized” means “well capitalized” within the meaning of 12 U.S.C. §1831o, as determined by a particular Bank Regulated Subsidiary’s appropriate federal banking agency, but in no event less than the amount required in a capital directive or other capital requirement by a federal banking agency.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary by such Person or one or more Wholly Owned Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the qualifications and limitations described below, the following are the material U.S. federal income tax consequences of ownership and disposition of the Notes and of common stock. This discussion applies only to the Notes and common stock that are held as capital assets. In addition, this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities;

•	persons holding the Notes or common stock as part of a hedge, “straddle,” integrated transaction or similar transactions;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax exempt entities;

•	persons subject to the alternative minimum tax; and

•	Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of the Company’s common stock.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Notes or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding the Notes or common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Notes or common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of the Notes or common stock should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Notes

Payments of Interest

For Notes that were issued without original issue discount, including the 2011 Notes, the 2013 Notes and the 2015 Notes, stated interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes.

Original Issue Discount

Both tranches of the 2017 Notes, the Initial 2017 Notes and the Additional 2017 Notes, were originally issued as part of investment units consisting of the 2017 Notes and common stock. Accordingly, a portion of the issue price of these units is allocated to the 2017 Notes and a portion is allocated to the common stock based on their relative fair market values.

Because the issue price of the 2017 Notes is significantly less than their stated redemption price at maturity, the 2017 Notes are considered to have been issued with original issue discount (“OID”) for U.S. federal income tax purposes. In addition, because the Company has the option to defer payments of interest on the 2017 Notes due on or before May 31, 2010, all actual interest payable on the 2017 Notes will be taken into account as OID and will not be treated as qualified stated interest. Accordingly, a U.S. Holder will not separately include in income the interest payments received on the 2017 Notes, but will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, regardless of whether such amount of OID is received in cash by the holder. For information regarding the issue price, amount of OID, issue date, and yield to maturity of the 2017 Notes, please contact Senior Vice President, Corporate Tax, E*Trade Financial Corporation at Ballston Tower, 671 North Glebe Road, 14th Floor, Arlington, VA 22203.

A U.S. Holder may make an election to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (“constant yield election”).

Market Discount

If a U.S. Holder purchases a Note for an amount that is less than its adjusted issue price (as defined below), the amount of the difference between the purchase price and the Note’s adjusted issue price will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. For this purpose (and for the purpose of the acquisition premium rules described below), the adjusted issue price of a Note is the sum of the issue price of the Note and the aggregate amount of previously accrued OID, less any prior payments other than payments of qualified stated interest made on the Note. A U.S. Holder will be required to treat any payment that does not constitute qualified state interest, or any gain on the sale, exchange, retirement or other disposition of a Note, as ordinary income to the extent of the market discount accrued on the Note at the time of payment or disposition unless this market discount has been previously included in income by the holder pursuant to an election by the holder to include market discount in income as it accrues or pursuant to a constant yield election by the U.S. Holder as described under “Original Issue Discount” above. A U.S. Holder’s tax basis in the Note will be increased by any amount of market discount that was previously included in the U.S. Holder’s income. If the Note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the holder as if the holder had sold the Note at its then fair market value. In addition, the holder may be required to defer, until maturity of the Note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Note.

Acquisition Premium and Amortizable Bond Premium

A U.S. Holder who purchases a Note for an amount that is greater than the Note’s adjusted issue price but less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest will be considered to have purchased the Note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income with respect to the Note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If a United States Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note other than qualified stated interest, the holder will be considered to have purchased the Note with amortizable bond premium. In general, amortizable bond premium with respect to any Note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the Note other than qualified stated

interest and the holder may elect to amortize this premium, using a constant yield method, over the remaining term of the Note. A United States Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such Holder’s income with respect to the Note in that accrual period. A Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the Holder and may be revoked only with the consent of the Internal Revenue Service.

If a Holder makes a constant yield election (as described under “Original Issue Discount” above) for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of a Note

Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of such note to such holder, increased by any amounts includible in income by the holder as market discount and OID (net of any offsetting acquisition premium or amortized bond premium) and reduced by any cash payments other than payments of qualified stated interest made on such Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above. Gain on the sale, exchange or retirement of a Note will be ordinary income to the extent of any market discount not previously included in the holder’s taxable income. Otherwise, gain or loss realized on the sale, exchange or retirement of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by the holder for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are currently subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Applicable High Yield Discount Obligation

The 2017 Notes are “applicable high yield discount obligations” (“AHYDOs”), as defined in the Code, because the yield to maturity of such Notes exceeded the “applicable Federal rate” in effect at the time of their issuance (the “AFR”) plus five percentage points. Under the rules applicable to AHYDOs, a portion of the OID that accrues on the 2017 Notes is not deductible by the Company at any time. To the extent that the non-deductible portion of OID (i.e., an amount of OID that bears the same ratio to such OID as (1) the excess of the yield to maturity of the Notes over the AFR plus six percentage points bears to (2) the yield to maturity of the Notes) would have been treated as a dividend if it had been distributed with respect to the stock of the Company, it will be treated as a dividend to holders of the 2017 Notes for purposes of the rules relating to the dividends received deduction for corporate holders. Such holders should consult their tax advisors regarding the availability of the dividends received deduction in light of their particular circumstances.

Tax Treatment of Common Stock

Taxation of Distributions

Distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by non-corporate U.S. Holders in tax years prior to 2011 will be eligible to be taxed at reduced rates if the U.S. Holders meet certain holding period and other applicable requirements. Dividends received by corporate U.S. Holders will be eligible for the dividends-received deduction if the U.S. Holders meet certain holding period and other applicable requirements.

As discussed under “Dividend Policy” above, the Company does not currently expect to pay cash dividends on common stock.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss a U.S. Holder realizes on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Notes, dividends on the common stock and the proceeds from a sale or other disposition of the Notes or the common stock. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, a “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a Note or common stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder should consult his or her tax advisor regarding the U.S. federal tax consequences of the ownership and disposition of the Notes or the common stock.

Payments on the Notes

Subject to the discussion below concerning backup withholding, payments of principal, interest (including original issue discount) and premium on the Notes by the Company or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•

the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Interest and original issue discount on a Note will not be exempt from withholding tax unless the beneficial owner of the Note certifies on a properly executed IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.

If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the Note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise, except that the Non-U.S. Holder will be required to provide to the Company a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Sale, Exchange or Other Disposition of the Notes or Shares of Common Stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of Notes or common stock, unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise, or

•

the Company is or has been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

The Company believes that it is not, and does not anticipate becoming, a U.S. real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of Notes or common stock is effectively connected with a conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Non-U.S. Holders whose gain from dispositions of Notes or common stock may be effectively connected with a conduct of a trade or business in the United States should consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of Notes and common stock, including the possible imposition of a branch profits tax.

Dividends

As discussed under “Dividend Policy” above, the Company does not currently expect to pay dividends. In the event that the Company does pay dividends, dividends paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a properly executed Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Notes and on the common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes or common stock and the Non-U.S. Holder may be subject to United States backup withholding on payments on the Notes and on the common stock or on the proceeds from a sale or other disposition of the Notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest and original issue discount described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

Selling securityholders, including their transferees, pledgees or donees or their successors (all of whom may be selling securityholders), may from time to time offer and sell pursuant to this prospectus any or all of the securities. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledges or donees or their successors.

The following table and related footnotes set forth information with respect to the selling securityholders and the principal amounts of the securities beneficially owned by each selling securityholder that may be offered under this prospectus. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates. The information is based on information provided by or on behalf of the selling securityholders to us in a selling securityholder questionnaire and is as of the date specified by the selling securityholders in such questionnaires. The selling securityholders may offer all, some or none of the securities. Because the selling securityholders may offer all or some portion of the securities, no estimate can be given as to the amount of the securities that will be held by the selling securityholders upon termination of any sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities in transactions exempt from the registration requirements of the Securities Act of 1933. Unless otherwise indicated below, to our knowledge, no selling securityholder named in the table below beneficially owns 1% or more of our common stock.

	Principal Amount of Notes That May Be Sold (2)				Principal Amount of Common Stock That May Be Sold (3) (4)
Selling Securityholder (1)	2011 Notes	2013 Notes	2015 Notes	2017 Notes
Citadel AC Investments Ltd.	$0	$0	$0	$0	79,867,087	(5)
Citadel Derivatives Group LLC	0	0	0	0	997,293
Citadel Derivatives Trading Ltd.	0	0	0	0	222,013
Citadel Equity Fund Ltd.		256,607,000	124,600,000	0	8,945,249
Wingate Capital Ltd.	229,245,000	0	0	1,571,415,000	0
Investment Partners (A), LLC	0	0	0	28,000,000	1,355,320
Investment Partners II (A) LLC	0	0	0	22,000,000	1,064,895
BlackRock Global Floating Rate Income Trust	0	0	0	2,500,000	121,011
BlackRock Corporate High Yield Fund III, Inc.	0	0	0	1,520,000	73,574
BlackRock Corporate High Yield Fund, Inc.	0	0	0	1,420,000	68,734
BlackRock Corporate High Yield Fund V, Inc.	0	0	0	2,240,000	108,426
BlackRock Corporate High Yield Fund VI, Inc.	0	0	0	2,400,000	116,170
BlackRock Diversified Income Strategies Fund, Inc.	0	0	0	2,000,000	96,809
BlackRock Floating Rate Income Strategies Fund II, Inc.	0	0	0	3,000,000	145,213
BlackRock Floating Rate Income Strategies Fund, Inc.	0	0	0	5,000,000	242,021
BlackRock High Income Fund	0	0	0	6,430,000	311,240
BlackRock High Income Portfolio	0	0	0	270,000	13,069
BlackRock High Income V.I. Fund	0	0	0	980,000	47,436
BlackRock High Yield Bond Portfolio	0	0	0	7,910,000	382,878
BlackRock Limited Duration Income Trust	0	0	0	2,500,000	121,011
Met Investors Series Trust	0	0	0	1,830,000	88,580
BlackRock Debt Strategies Fund, Inc.	0	0	0	10,000,000	484,043

Total:	$229,245,000	256,607,000	124,600,000	1,671,415,000	94,872,072

(1)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if required.
(2)	Assumes the offer and sale of all Notes beneficially owned by selling securityholders named in the table, although securityholders are not obligated to sell any Notes.

(3)	Assumes the offer and sale of all shares of common stock beneficially owned by the selling securityholders named in the table, although securityholders are not obligated to sell any shares of common stock.
(4)	Based on 468,335,796 shares of common stock outstanding as of March 31, 2008, no identified selling securityholder would own 1% or more of our common stock after the offering and sale of all shares of common stock included in this prospectus.
(5)	Includes 46,684,890 shares to be issued to Citadel AC Investments, Ltd. within 60 days of this prospectus pursuant to that certain Master Investment and Securities Purchase Agreement between the Company and Wingate Capital Ltd.

PLAN OF DISTRIBUTION

The selling securityholders and their transferees, pledgees, donees or any of their successors-in-interest to securities received from a selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, on any market or trading facility on which the securities are traded or in private transactions, subject to applicable law. These sales may be public or private, at prices and on terms then prevailing at the time of sale, at prices related to the prevailing market prices, fixed prices or negotiated prices. Prices may change over time. The securities may be sold by the selling securityholders directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers and/or underwriters designated from time to time. In the event the shares are publicly offered through broker-dealers, underwriters or agents, the selling securityholders may enter into agreements with respect thereto.

The selling securityholders may, subject to applicable law, also use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” to or through market makers or into an existing market for the securities;

•	through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); including the exercise of such instruments by the selling securityholders or other persons;

•	short sales;

•	sales by broker-dealers of a specified number of such shares at a stipulated price per share;

•	through distribution of the securities by any selling securityholder to its partners, members or stockholders;

•	underwritten offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus, or under an amendment to this prospectus filed under Rule 424(b)(3) under the Securities Act, or other applicable provision of the Securities Act, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling securityholders may also transfer, devise or gift the securities by other means not described in this prospectus. Furthermore, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or

Rule 144A or other exemptions from registration under of the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus.

The selling securityholders may enter into hedging or other derivative transactions with broker-dealers or other financial institutions in connection with distributions of the securities or otherwise. In such transactions, broker-dealers or financial institutions may engage in short sales of the securities in the course of hedging the position they assume with the selling securityholders. The selling securityholders may (a) engage in short sales and other transactions in our securities; (b) engage in transactions in, and hold positions in, puts and calls, forward-exchange contracts, and collars, and other derivatives of our securities; and (c) sell or deliver the securities in connection with these transactions or positions, including as a result of the exercise of options or other derivatives by the selling securityholders or other persons. If the selling securityholders sell securities short, they may redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or financial institutions which require the delivery to the broker-dealer or the financial institution of the securities. The broker-dealer or financial institution may then resell or otherwise transfer such securities under this prospectus. In addition, the selling securityholders may loan their shares to broker-dealers or financial institutions who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed securities into the public market. The selling securityholders may also pledge their securities to their brokers or financial institutions and under the margin loan the broker or financial institution may, from time to time, offer and sell the pledged securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders may engage agents, underwriters or broker-dealers, and any broker-dealers may arrange for other broker-dealers, to participate in effecting sales of the securities. The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act whether received from us, from the selling securityholders or from purchasers of offered securities for whom they act as agent. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. Selling securityholders, underwriters, broker-dealers and agents who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Exchange Act.

Each selling securityholder and any other person participating in the sale of securities will be subject to, and has acknowledged that it understands its obligation to comply with, the applicable provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person participating in the sale of the securities. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the specific securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement to which this prospectus relates or any periodic or current report under the Exchange Act that is incorporated by reference in this prospectus.

Each of the selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from this offering. The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities. Selling securityholders may ultimately not sell all, and conceivably may not sell any, of the securities offered by them under this prospectus. Because the selling securityholders may offer all or some portion of the above referenced securities under this prospectus or otherwise, no estimate can be given as to the amount or percentage of such securities that will be held by the selling securityholders upon termination of any such sale.

Our outstanding common stock is listed for trading on the NASDAQ Global Select Market. We have no plans to list the Notes on a securities exchange or to include the Notes in any automated quotation system upon their registration and can give no assurance about the development of any trading market for the Notes.

We originally issued the 2017 Notes and approximately 84.7 million shares of the common stock offered in this prospectus to Citadel and BlackRock in transactions exempt from the registration requirements of the Securities Act. We entered into a registration rights agreement for the benefit of the selling securityholders to register their securities under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act. We have agreed, among other things, to pay all expenses of the shelf registration statement to which this prospectus relates, including fees and expenses of one counsel acting on behalf of the selling securityholders.

Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of:

(1) the date as of which all securities have been sold pursuant to a registration statement filed under the Securities Act;

(2) the date as of which each of the selling securityholders is permitted to sell its securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder; and

(3) the date all securities cease to be outstanding.

Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the registration rights agreement. In these cases, we may prohibit offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

We may (not more than once in any 6-month period) suspend the use of the registration statement to which this prospectus relates if, in the good faith determination of our Board, the use of this registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. If such a suspension occurs and to the extent required under the Securities Act, we will file a prospectus supplement or post-effective amendment to the registration statement to which this prospectus relates.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings and the exhibits and schedules thereto are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

This prospectus is a part of a registration statement filed by us with the SEC under the Securities Act of 1933. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference includes important business and financial information that is not included in this document and is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering under this prospectus:

(a) Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008;

(b) All information in our proxy statement filed with the SEC on April 16, 2008 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2007;

(c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 9, 2008;

(d) Current Reports on Form 8-K filed with the SEC on January 2, 2008, March 3, 2008, March 14, 2008, March 24, 2008, April 7, 2008, April 22, 2008 and May 6, 2008; and

(e) The description of our capital stock and the rights associated therewith included in our Registration Statement on Form 8-A filed with the SEC on December 26, 2006, including any amendments or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings at no cost from our website at www.etrade.com or by writing or telephoning us at the following address:

Investor Relations

E*TRADE Financial Corporation

135 East 57th Street

New York, New York 10022

(888) 772-3477

The information on our website is not a part of, or incorporated by reference in, this prospectus and should not be relied upon in determining whether to make an investment in our securities.

LEGAL MATTERS

The validity of the Notes and certain shares of common stock in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, Menlo Park, California. The validity of the remaining shares of common stock will be passed on for us by Russell S. Elmer, General Counsel of the Company.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from E*TRADE Financial Corporation’s Annual Report on Form 10-K, and the effectiveness of E*TRADE Financial Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports relating to the consolidated financial statements (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which the Company adopted on January 1, 2007, and FASB Statement No. 123 (revised 2004), Share-Based Payment, which the Company adopted on July 1, 2005), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$101,300
Printing	5,000
Legal fees and expenses (including Blue Sky fees)	200,000
Trustee fees	15,000
FINRA fees	75,500
Accounting fees and expenses	25,000
Miscellaneous	25,000

TOTAL	$446,800

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides for such limitation of liability.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•

the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the Registrant’s certificate of incorporation and bylaws and the indemnity agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act of 1933.

The Registrant has obtained directors’ and officers’ insurance to cover its directors and officers for certain liabilities, including coverage for public securities matters.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
4.1	Certificate of Incorporation of E*TRADE Financial Corporation as currently in effect (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed November 7, 2003)

4.2	Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed November 9, 2000)

4.3	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Registration Statement No. 333-05525)

4.4	Certificate of Designation of Series B Participating Cumulative Preferred Stock of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed August 14, 2001)

4.5	Rights Agreement dated at July 9, 2001 between E*TRADE Financial Corporation and American Stock Transfer and Trust Company, as Rights Agent (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 9, 2001)

4.6	First Amendment to Rights Agreement, dated November 29, 2007, by and between E*TRADE Financial Corporation and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 4, 2007)

4.7	Indenture, dated June 8, 2004 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4 of the Company’s Form 10-Q filed on August 5, 2004), as supplemented by the First Supplemental Indenture, dated September 19, 2005 (incorporated by reference to Exhibit 4.1 of the Company’s Form 10-Q filed November 1, 2005) and the Second Supplemental Indenture, dated November 1, 2006, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.8	Indenture, dated September 19, 2005 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.2 of the Company’s Form 10-Q filed November 1, 2005), as supplemented by the First Supplemental Indenture, dated November 10, 2005 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 15, 2005) and the Second Supplemental Indenture, dated November 1, 2006, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.9	Indenture, dated November 22, 2005 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.15 of the Company’s Form 10-K filed March 1, 2006), as supplemented by the First Supplemental Indenture, dated November 1, 2006, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.10	Indenture, dated November 29, 2007 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on December 4, 2007), as supplemented by the First Supplemental Indenture, dated December 27, 2007 and the Second Supplemental Indenture, dated January 18, 2008, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.11	Registration Rights Agreement, dated as of November 29, 2007, by and between Wingate Capital Ltd. and E*TRADE Financial Corporation (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 4, 2007)

Exhibit No.	Document
4.12	Form of 8.0% Senior Note (included in Exhibit 4.7)

4.13	Form of 7.375% Senior Note (included in Exhibit 4.8)

4.14	Form of 7.875% Senior Note (included in Exhibit 4.9)

4.15	Form of 12.5% Springing Lien Note (included in Exhibit 4.10)

5.1	Opinion of Davis Polk & Wardwell

5.2	Opinion of General Counsel

8.1	Opinion of Davis Polk & Wardwell (included in Exhibit 5.1)

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

23.3	Consent of General Counsel (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2011 Notes Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2013 Notes Indenture

25.3	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2015 Notes Indenture

25.4	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2017 Notes Indenture

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2008.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Matthew J. Audette
Matthew J. Audette
Acting Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell S. Elmer and Matthew J. Audette, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald H. Layton	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 16, 2008
Donald H. Layton

/s/ Matthew J. Audette	Acting Chief Financial Officer (principal financial and accounting officer)	May 16, 2008
Matthew J. Audette

/s/ Robert Druskin	Director	May 16, 2008
Robert Druskin

/s/ Ronald D. Fisher	Director	May 16, 2008
Ronald D. Fisher

	Director	May 16, 2008
George A. Hayter

/s/ Frederick W. Kanner	Director	May 16, 2008
Frederick W. Kanner

Signature	Title	Date

	Director	May 16, 2008
Michael K. Parks

/s/ C. Cathleen Raffaeli	Director	May 16, 2008
C. Cathleen Raffaeli

/s/ Lewis E. Randall	Director	May 16, 2008
Lewis E. Randall

/s/ Donna L. Weaver	Director	May 16, 2008
Donna L. Weaver

/s/ Stephen H. Willard	Director	May 16, 2008
Stephen H. Willard

EXHIBIT INDEX

Exhibit No.	Document
4.1	Certificate of Incorporation of E*TRADE Financial Corporation as currently in effect (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed November 7, 2003)

4.2	Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed November 9, 2000)

4.3	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Registration Statement No. 333-05525)

4.4	Certificate of Designation of Series B Participating Cumulative Preferred Stock of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed August 14, 2001)

4.5	Rights Agreement dated at July 9, 2001 between E*TRADE Financial Corporation and American Stock Transfer and Trust Company, as Rights Agent (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 9, 2001)

4.6	First Amendment to Rights Agreement, dated November 29, 2007, by and between E*TRADE Financial Corporation and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 4, 2007)

4.7	Indenture, dated June 8, 2004 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4 of the Company’s Form 10-Q filed on August 5, 2004), as supplemented by the First Supplemental Indenture, dated September 19, 2005 (incorporated by reference to Exhibit 4.1 of the Company’s Form 10-Q filed November 1, 2005) and the Second Supplemental Indenture, dated November 1, 2006, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.8	Indenture, dated September 19, 2005 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.2 of the Company’s Form 10-Q filed November 1, 2005), as supplemented by the First Supplemental Indenture, dated November 10, 2005 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 15, 2005) and the Second Supplemental Indenture, dated November 1, 2006, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.9	Indenture, dated November 22, 2005 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.15 of the Company’s Form 10-K filed March 1, 2006), as supplemented by the First Supplemental Indenture, dated November 1, 2006, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.10	Indenture, dated November 29, 2007 between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on December 4, 2007), as supplemented by the First Supplemental Indenture, dated December 27, 2007 and the Second Supplemental Indenture, dated January 18, 2008, between E*TRADE Financial Corporation as Issuer and The Bank of New York as Trustee

4.11	Registration Rights Agreement, dated as of November 29, 2007, by and between Wingate Capital Ltd. and E*TRADE Financial Corporation (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 4, 2007)

Exhibit No.	Document
4.12	Form of 8.0% Senior Note (included in Exhibit 4.7)

4.13	Form of 7.375% Senior Note (included in Exhibit 4.8)

4.14	Form of 7.875% Senior Note (included in Exhibit 4.9)

4.15	Form of 12.5% Springing Lien Note (included in Exhibit 4.10)

5.1	Opinion of Davis Polk & Wardwell

5.2	Opinion of General Counsel

8.1	Opinion of Davis Polk & Wardwell (included in Exhibit 5.1)

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

23.3	Consent of General Counsel (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2011 Notes Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2013 Notes Indenture

25.3	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2015 Notes Indenture

25.4	Statement of Eligibility on Form T-1 of The Bank of New York, as Trustee under 2017 Notes Indenture